Filed pursuant to Rule 424(b)(3)
Registration No. 333-291821

Prospectus Supplement No. 2
(To Prospectus dated December 11, 2025)

This prospectus supplement updates, amends and supplements the prospectus dated December 11, 2025 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-291821) relating to up to 9,103,796 shares of our common stock, par value $0.0001 per share (“Common Stock”), which may be offered for sale by the selling stockholders identified under the heading “Selling Stockholders” in the Prospectus. This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with information contained in two of our Current Reports on Form 8-K, each of which were filed with the Securities and Exchange Commission (the “SEC”) on January 22, 2026 (the “Current Reports”). Accordingly, we have attached the Current Reports to this prospectus supplement. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Our Common Stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “AVR.” Our CHESS Depositary Interests trade on the Australian Securities Exchange under the symbol “AVR.” On January 22, 2026, the closing price for our Common Stock on Nasdaq was $6.57 per share.

Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” in the Prospectus and in the documents incorporated by reference in the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be offered pursuant to the Prospectus or this prospectus supplement or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 22, 2026.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2026

Anteris Technologies Global Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-42437	99-1407174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Toowong Tower, Level 3, Suite 302 9 Sherwood Road Toowong, QLD Australia	4066
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +61 7 3152 3200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwritten Offering

On January 20, 2026, Anteris Technologies Global Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Wells Fargo Securities, LLC and Cantor Fitzgerald & Co., acting as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell (the “Offering”) 34,782,609 shares (the “Firm Stock”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price to the public of $5.75 per share. The Company also granted the Underwriters a 30-day option to purchase up to an additional 5,217,391 shares of Common Stock offered in the Offering on the same terms and conditions (the “Optional Stock” and, together with the Firm Stock, the “Shares”), which option the Underwriters exercised in full. The Offering and the Private Placement (defined below) are expected to close on January 22, 2026 (the “Closing Date”), subject to the satisfaction of customary closing conditions.

The Company estimates that the gross proceeds from the Offering and the Private Placement will be approximately $320 million, prior to deducting underwriting discounts and commissions in the Offering, placement agent fees in the Private Placement, and estimated expenses of the Offering and the Private Placement. The Company intends to use the net proceeds from the Offering, together with its existing cash and cash equivalents and the net proceeds from the Private Placement, to support the next stage of growth and advance execution of the Company’s clinical strategy. This includes ongoing recruitment and study execution of the DurAVR® Transcatheter Heart Valve (“DurAVR® THV”) global pivotal trial for patients with severe aortic stenosis (the “PARADIGM Trial”) and expansion of manufacturing capabilities. In addition, a portion of the proceeds is expected to fund ongoing research and development for v2vmedtech, inc., with the balance allocated to working capital and other general corporate purposes determined from time to time.

The Offering was made pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-292565) (the “Registration Statement”), which was previously filed with the Securities and Exchange Commission (the “Commission”) and declared effective on January 8, 2026, and a prospectus supplement dated January 20, 2026.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. Pursuant to the Underwriting Agreement, the Company’s executive officers and directors entered into lock-up agreements in the form included as an exhibit to the Underwriting Agreement, providing for a 90-day “lock-up” period with respect to sales of Common Stock, subject to certain exceptions.

The foregoing description of the Underwriting Agreement is subject to, and is qualified in its entirety by, the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

A copy of the opinion of Jones Day relating to the validity of the Shares issued in the Offering is filed herewith as Exhibit 5.1.

Private Placement

Stock Purchase Agreement

On January 20, 2026, the Company entered into a stock purchase agreement (the “Purchase Agreement”) with Covidien Group S.à r.l., a wholly owned subsidiary of Medtronic plc (the “Investor”), pursuant to which the Company agreed to issue and sell (the “Private Placement”) to the Investor 15,652,173 shares of Common Stock of the Company (the “PIPE Shares”) at a purchase price of $5.75 per PIPE Share. The Company expects to receive aggregate gross proceeds from the Private Placement of approximately $90.0 million, before deducting placement agent fees and estimated offering expenses.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and the Investor.

Registration Rights Agreement

The Company and the Investor expect to enter into a registration rights agreement (the “Registration Rights Agreement”) on the Closing Date, pursuant to which the Company will agree to file a registration statement (the “Resale Registration Statement”) covering the resale of the PIPE Shares (the “Registrable Securities”) by the Investor no later than 18 months following the Closing Date. In addition, pursuant to the Registration Rights Agreement, the Company will grant the Investor the right to demand the sale of the PIPE Shares in one underwritten offering. The Company will also agree to be responsible for all fees and expenses incurred in connection with the registration of the PIPE Shares.

In the event (i) the Resale Registration Statement has not been declared effective in the time period specified in the Registration Rights Agreement or (ii) after the Resale Registration Statement has been declared effective by the Commission, sales cannot be made pursuant to the Resale Registration Statement for any reason, subject to certain limited exceptions, then the Company will agree, pursuant to the Registration Rights Agreement, to make payments to the Investor as liquidated damages in an amount equal to 1.0% of the aggregate amount paid pursuant to the Purchase Agreement by the Investor for the Registrable Securities then held by the Investor for each 30-day period or pro rata for any portion thereof during which such event continues. In no event will such liquidated damages exceed 5.0% of the aggregate purchase price of the PIPE Shares purchased by the Investor under the Purchase Agreement.

Pursuant to the Registration Rights Agreement, the Company will grant the Investor customary indemnification rights in connection with the Resale Registration Statement. The Investor will also grant the Company customary indemnification rights in connection with the Resale Registration Statement.

Investor Rights Agreement

The Company and the Investor expect to enter into an investor rights agreement (the “Investor Rights Agreement”), pursuant to which the Company and the Investor have certain rights and obligations, including:

•
Participation rights: So long as the Investor beneficially owns at least 75% of the PIPE Shares purchased pursuant to the Purchase Agreement (the “Minimum Ownership Threshold”), the Investor will have participation rights with respect to certain future issuances of equity securities by the Company to maintain the Investor’s percentage ownership interest, subject to customary carve-outs set forth in the Investor Rights Agreement.

•
Transfer restrictions: From the Closing Date through May 22, 2027, the Investor will be prohibited from transferring any PIPE Shares, subject to certain customary exceptions. In addition, until January 22, 2029, transfers of any PIPE Shares by the Investor will be subject to, among other things, volume limitations and prohibitions on transfers to activist investors or any person engaged in the business of structural heart therapeutics.

•
Collaboration: The Company and the Investor agree to engage in non-exclusive good faith discussions regarding potential collaboration opportunities with respect to manufacturing, co-development and co-commercialization of the Company’s products and other matters as may be agreed to between the Company and the Investor from time to time.

•
Standstill: From the Closing Date through May 22, 2027 (the “Standstill Period”), the Investor will be subject to customary standstill provisions (the “Standstill”), pursuant to which, subject to customary exceptions, neither the Investor nor any of its affiliates may, directly or indirectly, among other things, acquire additional securities of the Company, propose or pursue extraordinary transactions involving the Company, seek to influence or control the Company’s management or board of directors, solicit proxies, initiate stockholder proposals or coordinate with third parties with respect to any of the foregoing. Notwithstanding the foregoing, following the occurrence of certain fundamental change events, the Investor may make proposals or offers privately to the Company, subject to the terms of the Investor Rights Agreement.

•
Voting agreement: During the Standstill Period, the Investor will be obligated to cause all shares of Common Stock beneficially owned by the Investor and its affiliates to be present for quorum purposes and to be voted in accordance with the recommendations of the Board with respect to all proposals submitted to the stockholders of the Company.

•
Board observer: From the Closing Date until the  Observer Termination Date (as defined below), the Investor will have the right to designate one non-voting board observer, who must be reasonably acceptable to the Board. The Investor’s right to designate a board observer will terminate upon the earliest of the date on which (the “Observer Termination Date”): (i) the Investor ceases to meet the Minimum Ownership Threshold; (ii) certain antitrust or competition law issues arise with respect to the board observer’s continued service as such; (iii) the Investor breaches the Standstill; (iv) the Investor takes any of the actions prohibited by the Standstill after the Standstill Period; and (v) the Investor or the board observer materially breaches any clean team agreement or any provision addressing competitively sensitive information of the Company in any confidentiality agreement.

•
Right to negotiate: From the Closing Date until the date on which the U.S. Food and Drug Administration approves the Company’s Class III device, and provided that the Investor meets the Minimum Ownership Threshold and the Investor’s board observer right has not been terminated pursuant to certain circumstances, the Company will notify the Investor upon receipt of certain acquisition proposals and, subject to applicable law and the fiduciary duties of the Board, is obligated to provide the Investor with substantially the same information provided to the party that made such acquisition proposal and negotiate in good faith with the Investor for a specified period of time. Nothing in the Investor Rights Agreement requires the Company or the Board to approve, recommend or consummate any transaction or limits the ability of the Board to take or refrain from taking any action required to comply with its fiduciary duties under applicable law.

The foregoing description of the Purchase Agreement is subject to, and is qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing descriptions of the Registration Rights Agreement and the Investor Rights Agreement are subject to, and are qualified in their entirety by, the forms of the Registration Rights Agreement and the Investor Rights Agreement, which are attached as Exhibit A and Exhibit B to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K related to the PIPE Shares is hereby incorporated by reference into this Item 3.02. The issuance and sale of the PIPE Shares pursuant to the Purchase Agreement was made in reliance on the exemption from registration requirements provided by Section 4(a)(2) under the Securities Act.

Forward-Looking Statements

This current report contains forward-looking statements. Forward-looking statements include all statements that are not historical facts. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “target,” “aim,” “strategy,” “plan,” “guidance,” “outlook,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements include, but are not limited to, any statements regarding the anticipated closing date for the Offering and Private Placement and the anticipated use of the net proceeds of the Offering and the Private Placement. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described under “Risk Factors” in the Registration Statement and the final prospectus supplement and accompanying prospectus. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law, the Company does not assume any obligation to update any of these forward-looking statements to conform these statements to actual results or revised expectations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

1.1
Underwriting Agreement, dated as of January 20, 2026, by and among the Company and Barclays Capital Inc., Wells Fargo Securities, LLC and Cantor Fitzgerald & Co., acting as representatives of the several underwriters named therein.

5.1	Opinion of Jones Day.

10.1	Stock Purchase Agreement, dated January 20, 2026, by and between the Company and Covidien Group S.à r.l.

23.1	Consent of Jones Day (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anteris Technologies Global Corp.

Date: January 22, 2026	By:	/s/ Wayne Paterson
Name: Wayne Paterson
Title: Vice Chairman and Chief Executive Officer

Exhibit 1.1

Execution Version

34,782,609 Shares of Common Stock

Anteris Technologies Global Corp.

UNDERWRITING AGREEMENT

January 20, 2026

Barclays Capital Inc.
Wells Fargo Securities, LLC
Cantor Fitzgerald & Co.

As Representatives of the several Underwriters

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019

c/o Wells Fargo Securities, LLC
500 West 33rd Street
New York, NY 10001

c/o Cantor Fitzgerald & Co.
110 East 59th Street
New York, NY 10022

Ladies and Gentlemen:

1.           Introductory.  Anteris Technologies Global Corp., a Delaware corporation (the “Company”), proposes to sell, pursuant to the terms of this Underwriting Agreement (this “Agreement”), to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of  34,782,609 shares of common stock, $0.0001 par value (the “Common Stock”), of the Company (the “Firm Stock”).  The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 5,217,391 shares of Common Stock (the “Optional Stock”). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the “Stock”. Barclays Capital Inc. (“Barclays”), Wells Fargo Securities, LLC (“Wells Fargo”) and Cantor Fitzgerald & Co. (“Cantor”) are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the “Representatives.”

2.          Representations and Warranties of the Company.  The Company represents and warrants to the several Underwriters, as of the date hereof and as of each Closing Date (as defined below), and agrees with the several Underwriters, that:

(a)        Registration Statement. A registration statement of the Company on Form S-3 (File No. 333‑292565) (including all amendments thereto, the “Initial Registration Statement”) in respect of certain securities, including the Stock, has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Company meets the requirements for use of Form S-3 under the Securities Act, and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form and meet the requirements of the Securities Act and the Rules and Regulations. The offering of the Stock may be made pursuant to General Instruction I.B.1 of Form S-3.   Other than (i) the Initial Registration Statement, (ii) a registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act and the Rules and Regulations (a “Rule 462(b) Registration Statement”), (iii) any Preliminary Prospectus (as defined below), (iv) the Prospectus (as defined below) contemplated by this Agreement to be filed pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(a) hereof and (v) any Issuer Free Writing Prospectus (as defined below), no other document with respect to the offer or sale of the Stock has heretofore been filed with the Commission.  No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the Knowledge (as defined below) of the Company, threatened by the Commission (any preliminary prospectus used in connection with the offering of the Stock included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations, including the documents incorporated or deemed incorporated by reference therein, is hereinafter called a “Preliminary Prospectus”). The Initial Registration Statement including all exhibits thereto and including the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it became effective is hereinafter collectively called the “Registration Statement.” If the Company has filed a Rule 462(b) Registration Statement, then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Registration Statement, as of any time, means the Registration Statement as amended by any post-effective amendments thereto to such time. The base prospectus included in the Initial Registration Statement at the time of effectiveness thereof (the “Base Prospectus”), as supplemented by the final prospectus supplement relating to the offer and sale of the Stock, in the form filed pursuant to and within the time limits described in Rule 424(b) under the Rules and Regulations, is hereinafter called the “Prospectus.”  Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document that is incorporated by reference in the Registration Statement and that is filed with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the effective date of such Registration Statement and before the date of such amendment. The Commission has not notified the Company of any objection to the use of the Registration Statement or any post-effective amendment thereto.

(b)        Pricing Disclosure Package.  As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date (as defined below), as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, and the Pricing Prospectus (as defined below), and the information included on Schedule C hereto, all considered together (collectively, the “Pricing Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), (iii) the bona fide electronic roadshow (as defined in Rule 433(h)(5) of the Rules and Regulations); nor (iv) any individual Written Testing-the-Waters Communication (as defined below), when considered together with the Pricing Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Pricing Prospectus or any Issuer Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 18).  As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 7:00 p.m., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“Pricing Prospectus” means the Preliminary Prospectus relating to the Stock immediately prior to the Applicable Time, including any document incorporated by reference therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, relating to the Stock in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule B to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication (as defined below) that is a written communication within the meaning of Rule 405 of the Rules and Regulations.

(c)        No Stop Orders; No Material Misstatements.  No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Stock has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Knowledge of the Company, threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(d)        Registration Statement and Prospectus Contents.  At the respective times, (i) the Registration Statement and any amendments thereto became or become effective as to the Underwriters and at each Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Disclosure Package, at the Applicable Time, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at each Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(e)         Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Stock or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the foregoing representations and warranties in this paragraph (e) shall not apply to information contained in or omitted from such Issuer Free Writing Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(f)       Documents Incorporated by Reference.  The documents incorporated by reference in any Preliminary Prospectus or the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)        Distribution of Offering Materials.  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, the Pricing Disclosure Package and other materials, if any, permitted under the Securities Act and consistent with Section 4(b) below.  The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show” as described in Rule 433(d)(8) of the Rules and Regulations) in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h)        Emerging Growth Company.  From the time of initial filing of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communications in reliance on Section 5(d) of the Securities Act or Rule 163B of the Rules and Regulations) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(i)          Not an Ineligible Issuer.  At the time of filing the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(j)          Testing the Waters Communications.  The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Representatives and Barrenjoey Markets Pty Limited to engage in Testing-the-Waters Communications.  The Company reconfirms that such parties have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act or Rule 163B of the Rules and Regulations.

(k)        Organization and Good Standing.  The Company and each of its subsidiaries (as defined in Section 16) have been duly organized and are validly existing as corporations or other legal entities in good standing (or the foreign equivalent thereof) under the laws of their respective jurisdictions of organization.  The Company and each of its subsidiaries are duly qualified to do business in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not (i) have, singularly or in the aggregate, a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the Pricing Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company does not control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s registration statement on Form S-1 dated December 11, 2025 (File No. 333-291821).

(l)       Underwriting Agreement.  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m)        The Stock.  The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Stock is not subject to any preemptive or similar rights. The Stock, and in respect of the Company’s CHESS Depositary Interests (“CDIs”) that trade on the Australian Securities Exchange (the “ASX”), will satisfy the criteria required under the Corporations Act 2001 (Cth) (the “Corporations Act”) to permit transfer and on-sale of the Stock and CDIs without restriction following allotment of the Stock, subject only to the issue by the Company of a cleansing notice under section 708A of the Corporations Act (as modified by ASIC Corporations (Offers of CHESS Depository Interests) Instrument 2025/180), subject to the restrictions upon trading of the CDIs on ASX in connection with the designation of the CDIs as “FOR Financial Products” under the ASX Settlement Operating Rules, as set out in the notice reference number 1412.25.11 published by ASX Equity Post Trade Operations on November 4, 2025 (the “CDI FOR US Restrictions”).

(n)        Capitalization.  The Company has an authorized capitalization as set forth under the heading “Description of Capital Stock” in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, fully paid and non-assessable, and issued in compliance with federal and state securities laws, and in respect of the CDIs that trade on the ASX, in compliance with Corporations Act and the ASX Listing Rules (“ASX Listing Rules”), and do and will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and issued in compliance with federal and state securities laws.  None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  As of the date set forth in the Pricing Disclosure Package, there were no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described above or accurately described in the Pricing Disclosure Package.  Since such date and except as described in the Pricing Disclosure Package, the Company has not issued any securities other than Common Stock or CDIs issued pursuant to the exercise of warrants or upon the exercise of options or upon the exercise or vesting of awards outstanding under the Company’s equity compensation plans, in each case, outstanding or in effect on the date hereof and described in the Pricing Disclosure Package.  The description of the Company’s option, bonus and other equity plans or arrangements, and the options or other rights granted thereunder, as described in the Pricing Disclosure Package and the Prospectus, accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(o)       Capitalization of Subsidiaries.  All the outstanding shares of capital stock (if any) of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Pricing Disclosure Package or the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(p)        No Conflicts.  The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Stock by the Company and the consummation of the transactions contemplated hereby and thereby and, assuming applied in the manner described under “Use of Proceeds” in the most recent Preliminary Prospectus, the application of the proceeds from the sale of the Stock will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws (or analogous governing instruments, as applicable) of the Company or any of its subsidiaries or (iii) result in the violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(q)        No Consents Required.  Except for (i) the registration of the Stock under the Securities Act, the Exchange Act and applicable state securities laws, (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Nasdaq Global Market (the “Exchange”) in connection with the purchase and distribution of the Stock by the Underwriters and the listing of the Stock on the Exchange, (iii) any approvals of the ASX in connection with the offering and the continued listing of the CDIs on the ASX and (iv) the no action letter proposed to be issued by the Australian Securities Investment Commission (“ASIC”) in relation to certain market stabilization and related activities, no consent, approval, authorization or order of, or filing, qualification or registration (each an “Authorization”) with, any court, governmental or regulatory agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Stock or the consummation of the transactions contemplated hereby and thereby and, assuming applied in the manner described under “Use of Proceeds” in the most recent Preliminary Prospectus, the application of the proceeds from the sale of the Stock.

(r)        Independent Auditors.  KPMG, who has certified certain financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(s)       Financial Statements.  The financial statements, together with the related notes, included or incorporated by reference in the Pricing Disclosure Package, the Prospectus and in the Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified.  Such statements and related notes have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the Pricing Disclosure Package.  The financial statements, together with the related notes, included or incorporated by reference in the Pricing Disclosure Package and the Prospectus comply in all material respects with Regulation S-X.  No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus.  There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the Pricing Disclosure Package and the Prospectus in accordance with Regulation S-X which has not been included or incorporated as so required.  The summary and selected financial data included or incorporated by reference in the Pricing Disclosure Package, the Prospectus and the Registration Statement fairly present the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus and other financial information.

(t)      eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(u)        No Material Adverse Change.  Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, otherwise than as set forth or contemplated in the Pricing Disclosure Package; or (ii) any change in the capital stock (other than the issuance by the Company of Common Stock upon exercise of options or warrants outstanding on the date hereof and described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the issuance by the Company of Common Stock upon the exercise of other equity compensation awards described as outstanding in, and the grant of options and awards under existing equity incentive plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or upon the cancellation or expiration of options, warrants, or other equity compensation awards outstanding described in the Registration Statement, the Pricing Disclosure Package and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, properties, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package.

(v)         Legal Proceedings.  Except as set forth in the Pricing Disclosure Package, there is no legal or governmental proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, including any proceeding before the United States Food and Drug Administration of the U.S. Department of Health and Human Services (“FDA”) or comparable federal, state, local or foreign governmental bodies (it being understood that the interaction between the Company and the FDA and such comparable governmental bodies relating to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation), which is required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and no such proceedings are, to the knowledge after reasonable investigation and due diligence inquiry (“Knowledge”) of the Company, threatened or contemplated by governmental or regulatory authorities or threatened by others.  The Company is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing its business as prescribed by the FDA, or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials (including the Australian Therapeutic Goods Administration (“TGA”)), except where noncompliance would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  All preclinical and clinical studies conducted by or on behalf of the Company to support approval for commercialization of the Company’s products have been conducted by the Company or, to the Knowledge of the Company, by third parties, in compliance with all applicable federal, state or foreign laws, rules, orders and regulations, except for such failure or failures to be in compliance as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries (as defined in Section 16) is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.  Additionally, neither the Company, any of its Subsidiaries nor any of their respective employees, officers, directors, or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the Knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(w)        No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or bylaws (or analogous governing instrument, as applicable), (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA, including the TGA) except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)        Licenses or Permits.  The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign governmental or regulatory agencies or bodies (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA, including the TGA) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Pricing Disclosure Package and the Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and its subsidiaries are in compliance with all such Governmental Permits, except where noncompliance would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries has received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed.

(y)       Regulatory Matters.  The studies, tests and preclinical or clinical trials conducted by or on behalf of the Company that are described in the Pricing Disclosure Package and the Prospectus (the “Studies and Trials”) were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of the Studies and Trials contained in the Pricing Disclosure Package and Prospectus are accurate in all material respects; the Company has no Knowledge of any other studies or trials not described in the Pricing Disclosure Package and the Prospectus, the results of which are inconsistent with or call in question the results described or referred to in the Pricing Disclosure Package and the Prospectus; and the Company has not received any notices or correspondence with the FDA or any foreign, state or local governmental body exercising comparable authority (including the TGA) requiring the termination, suspension or material modification of any Studies or Trials that termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect and, to the Knowledge of the Company, there are no reasonable grounds for the same.  The Company has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in the Studies and Trials.  In using or disclosing patient information received by the Company in connection with the Studies and Trials, the Company has complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, the Health Insurance Portability and Accountability Act of 1996 and the rules and regulations thereunder (“HIPAA”).  To the Knowledge of the Company, none of the Studies and Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct.  To the Knowledge of the Company, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the FDA and comparable regulatory agencies outside of the United States to which the Company is subject.

(z)         Regulatory Compliance. The Company has not received any unresolved FDA Form 483, notice of adverse filing, warning letter, untitled letter or other correspondence or notice from the FDA, or any other court or arbitrator or federal, state, local, or foreign governmental or regulatory authority, alleging or asserting noncompliance with the Federal Food, Drug, and Cosmetic Act (21 U.S..C § 301 et seq.) (the “FDCA”). The Company and its directors, officers, employees and agents are and have been in material compliance with applicable health care laws, including without limitation, the FDCA, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. § 17921 et seq.), the exclusion laws (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, including, without limitation, the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), and the regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational, and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company (collectively, “Health Care Laws”). The Company has not, either voluntarily or involuntarily, initiated, conducted or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Knowledge of the Company, no third-party has initiated or conducted any such notice or action. Neither the Company nor any of its officers, directors, employees, or agents has been or is currently excluded from participation in the Medicare and Medicaid programs or any other state or federal health care program. The Pricing Disclosure Package and the Prospectus accurately and fairly describe the status of the Company’s clinical trials.

(aa)      Healthcare Care Product Manufacturing. The manufacture of the Company’s and its Subsidiaries’ products and product candidates by or on behalf of the Company and its Subsidiaries is being conducted in compliance in all material respects with all applicable Health Care Laws, including, without limitation, the FDA’s current good manufacturing practice regulations at 21 CFR Part 820, and, to the extent applicable, the respective counterparts thereof promulgated by governmental authorities in countries outside the United States. Neither the Company nor any of its Subsidiaries has had any manufacturing site (whether Company-owned, subsidiary-owned or that of a third party manufacturer for the Company’s or its Subsidiaries’ product candidates) subject to a governmental authority (including FDA or the European Medicines Agency (the “EMA”)) shutdown or import or export prohibition, nor received any FDA, EMA or other governmental authority “warning letters,” or “untitled letters” alleging or asserting material noncompliance with any applicable Health Care Laws, requests to make material changes to the Company’s or its subsidiaries’ product candidates, processes or operations, or similar correspondence or notice from the FDA, EMA or other governmental authority alleging or asserting material noncompliance with any applicable Health Care Laws, other than those that have been satisfactorily addressed and/or closed with the FDA, EMA or other governmental authority. To the Knowledge of the Company, neither the FDA, EMA nor any other governmental authority is considering such action.

(bb)      Investment Company Act.  Neither the Company nor any of its Subsidiaries is or, after giving effect to (i) the offering of the Stock and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus and (ii) the issuance of Common Stock in the Private Placement (as defined below) and the application of proceeds thereof, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(cc)      No Stabilization.  Neither the Company nor, to the Knowledge of the Company, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(dd)       Intellectual Property.  The Company and its subsidiaries own or possess the valid right to use all (i) patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses,  trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the Pricing Disclosure Package and the Prospectus.  The Company and its subsidiaries have not received any written opinion from their legal counsel concluding that any activities of their respective businesses infringe, misappropriate, or otherwise violate, valid and enforceable Intellectual Property Rights of any other person, and have not received written notice of any challenge, which is to their Knowledge still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its subsidiaries.  To the Knowledge of the Company, the Company and its subsidiaries’ respective businesses as now conducted do not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person.  To the Knowledge of the Company, all licenses for the use of the Intellectual Property Rights described in the Pricing Disclosure Package and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms.  The Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property license, and the Company has no Knowledge of any breach or anticipated breach by any other person to any material Intellectual Property license.  Except as described in the Pricing Disclosure Package, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.  The Company has taken all reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements.  The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted.

(ee)       Privacy Laws.  The Company and its Subsidiaries are, and to the Knowledge of the Company at all prior times were, in material compliance with all applicable data privacy and security laws and regulations, including, without limitation, HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.) and the Privacy Act 1988 (Cth); and the Company and its Subsidiaries have taken all necessary actions to comply in all material respects with the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”).  The Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”).  The Company provides accurate notice of its Policies to its customers, employees, third party vendors and representatives as and to the extent required by Privacy Laws.  The Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter as and to the extent required by Privacy Laws and such Policies do not contain any material omissions of the Company’s then-current privacy practices.  “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by HIPAA; (iv) “personal data” as defined by GDPR; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect.  The execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of any Privacy Laws or Policies.  Neither the Company nor any of its Subsidiaries, (x) has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no Knowledge of any event or condition that would reasonably be expected to result in any such notice; (y) is currently conducting or paying for, in whole or in part, any material investigation, remediation or other corrective action pursuant to any Privacy Law; or (z) is a party to any order, decree, or agreement that imposed any material obligation or liability by a governmental or regulatory authority under any Privacy Law.

(ff)        IT Systems.  (i)(x) To the Knowledge of the Company, there has been no material security breach or attack or other compromise of or relating to any of the Company’s and its Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”), and (y) the Company and its Subsidiaries have not been notified of, and have no Knowledge of any event or condition that would reasonably be expected to result in any material security breach, attack or compromise to their IT Systems and Data, (ii) the Company and its Subsidiaries have materially complied, and are presently in material compliance with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all industry guidelines, standards, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification and (iii) the Company and its Subsidiaries have implemented backup and disaster recovery technology and have taken technical and organizational measures consistent with industry standards and practice to protect the IT Systems and Data used in connection with the operation of the business of the Company and its subsidiaries as currently conducted.  The Company and its Subsidiaries’ IT Systems and Data operate and perform adequately in all material respects in connection with the operation of the business of the Company and its Subsidiaries as currently conducted.

(gg)      Title to Real and Personal Property.  The Company and each of its subsidiaries have good and marketable title in and (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that (i) do not, singularly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (ii) would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh)     No Labor Dispute.  There is (A) no significant unfair labor practice complaint pending against the Company, or any of its subsidiaries, nor to the Knowledge of the Company, threatened against the Company or any of its subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Knowledge of the Company, threatened against the Company and (B) no labor disturbance by or dispute with, employees of the Company or any of its subsidiaries exists or, to the Knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of the Company’s or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, that would, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company or any of its subsidiaries plans to terminate employment with the Company or any such subsidiary. Neither the Company nor any subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(ii)        Compliance with ERISA.  No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which would, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each employee benefit plan of the Company or any of its Subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its Subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA).  Each pension plan for which the Company or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and, to the Knowledge of the Company, nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(jj)        Environmental Laws and Hazardous Materials.  The Company and its Subsidiaries are in compliance in all material respects with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”).  There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Knowledge of the Company, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability that would reasonably be expected to have a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its Subsidiaries has Knowledge.

(kk)      Taxes.  The Company and its subsidiaries each (i) have timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) have paid all federal, state, local and foreign taxes, for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to its Knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) above, that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll)        Insurance.  The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company believes is adequate for the conduct of their respective businesses and the value of their respective properties.  There are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, where such demand or defense would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries has received written notice from any insurer, agent of such insurer or the broker of the Company or any of its Subsidiaries that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance.

(mm)    Accounting Controls.  The Company and each of its subsidiaries maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the General Rules and Regulations under the Exchange Act (the “Exchange Act Rules”)) that have been designed to comply with the applicable requirements of the Exchange Act and has been designed by their respective principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the Commission’s rules and guidelines applicable thereto.  Except as described in the Pricing Disclosure Package, since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by KPMG, there has been (A) no material weakness in the internal control over financial reporting of the Company (whether or not remediated) and (B) no change in the internal control over financial reporting of the Company that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(nn)       Disclosure Controls.  The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Rules) that are designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company and its subsidiaries in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding disclosures.  The Company and its subsidiaries have conducted evaluations of the effectiveness of their disclosure controls as required by Rule 13a-15 of the Exchange Act.

(oo)       Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” incorporated by reference in the most recent Preliminary Prospectus accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(pp)    Minute Books.  The minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(qq)     No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its subsidiaries or, to the Knowledge of the Company, of any of their other affiliates on the other hand, which is required to be described in the Pricing Disclosure Package and the Prospectus or a document incorporated by reference therein and which is not so described.

(rr)        No Registration Rights.  No person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.  Except as described in the Pricing Disclosure Package, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its Subsidiaries under the Securities Act.

(ss)      Margin Rules.  The application of the proceeds received by the Company from the issuance, sale and delivery of the Stock as described in the Pricing Disclosure Package and the Prospectus and from the issuance, sale and delivery of Common Stock in the Private Placement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.

(tt)        No Broker’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock or any transaction contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(uu)      No Restrictions on Subsidiaries. Except as described in the Pricing Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(vv)       PFIC. The Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the United States Internal Revenue Code of 1966, and the Company is not likely to become a PFIC.

(ww)    Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xx)       Listing.  The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Company is in compliance in all material respects with its continuous disclosure obligations under the Corporations Act and the ASX Listing Rules. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Exchange, and the CDIs are listed on the ASX. The Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, delisting the Common Stock from the Exchange or delisting the CDIs from the ASX, nor has the Company received any notification that the Commission, FINRA, ASX or ASIC is contemplating terminating such registration or listing.

(yy)       Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the Knowledge of the Company, any of its officers or directors, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) then applicable to the Company, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(zz)      No Unlawful Payments.  Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, v2v (as defined in Section 16), any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to foreign or domestic government officials or employees, political parties or campaigns, political party officials, or candidates for political office from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any applicable anti-corruption laws, rules, or regulation of any other jurisdiction in which the Company or any of its subsidiaries conducts business, or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any person. The Company and its Subsidiaries and, to the Knowledge of the Company, v2v, have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith and with the representations and warranties contained herein. Neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption or anti-bribery laws.

(aaa)      Statistical and Market Data. The statistical and market related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(bbb)     Compliance with Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

(ccc)      Compliance with OFAC.

(A)
Neither the Company nor any of its subsidiaries, nor any director, officer or employee thereof, nor, to the Knowledge of the Company, any agent, affiliate, representative or other person acting on behalf of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, Australia, the Swiss Secretariat of Economic Affairs, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of a U.S. government embargo (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

(B)
The Company will not, directly or indirectly, use the proceeds of the offering or the Private Placement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject of Sanctions, or in any country or territory that, at the time of such funding or facilitation, is the subject of a U.S. government embargo; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C)
Since April 24, 2019, the Company and its Subsidiaries and, to the Knowledge of the Company, v2v have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any direct or indirect dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions or any country or territory that, at the time of the dealing or transaction is or was subject the subject of a U.S. government embargo.

(ddd)    No Associated Persons; FINRA Matters.  Neither the Company nor any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(eee)      [Reserved.]

(fff)       No Acquisitions or Dispositions.  Except as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, letters of intent, term sheets, agreement, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company of material interests in real or personal property.

(ggg)    Export and Import Laws.  Each of the Company and its Subsidiaries, and, to the Knowledge of the Company, each of their affiliates and any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company has acted at all times in compliance in all material respects with applicable Export and Import Laws (as defined below) and there are no material claims, complaints, charges, investigations or proceedings pending or expected or, to the Knowledge of the Company, threatened between the Company or any of its Subsidiaries and any governmental authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

(hhh)     Outbound Investments. Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is used in the Outbound Investment Rules. “Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 as of August 9, 2023, and the implement regulations codified at 31 C.F.R. § 850.101 et seq.

(iii)       Continuously Quoted. The CDIs are in a class of securities that (i) are quoted securities (as defined in the Corporations Act) of the Company and have been so at all times in the three months before the date of this Agreement, and are planned to be quoted securities of the Company at all times in the three months following the Closing Date and each Option Closing Date; and (ii) have not been suspended from trading for more than a total of five trading days in the 12 months before the date of this Agreement, and are not planned to be suspended from trading for more than a total of five trading days in the 12 months following the Closing Date and each Option Closing Date (the “Relevant Period”).

(jjj)       No Exemptions or Modifications. No (i) exemption under sections 111AS or 111AT of the Corporations Act; or (ii) order under sections 340 or 341 of the Corporations Act (as modified by ASIC Corporations (Disregarding Technical Relief) Instrument 2016/73) does or will cover the Company, or any person, as a director or auditor of the Company, at any time during the Relevant Period.

(kkk)    No Determinations. No determination by ASIC under section 708A(2) of the Corporations Act in respect of the Company is currently in force, and no determination in respect of the Company has been in force at any time in the 12 months prior to the date of this Agreement.

(lll)       Purpose of Offer and No On-Sale Restrictions. Each offer for sale and each sale of Stock (i) will not be an offer or sale to which sections 707(3) or 707(4) of the Corporations Act applies so as to require the offeror or seller to prepare and lodge with ASIC a prospectus or product disclosure statement or other document relating to the offer or sale of the Stock and (ii) will satisfy the criteria under the Corporations Act to permit any transfer or on-sale without restriction (but for the avoidance of doubt, subject to the CDI FOR US Restrictions).

(mmm)  No Excluded Information.  Except as will be disclosed in connection with the offering before the Closing Date or any Option Closing Date, neither the Company nor its related bodies corporate possess any information that a reasonable person would expect, if the information were generally available, to have a material effect on the price or value of the Common Stock or CDIs that has not been disclosed to ASX under ASX Listing Rule 3.1 or that would be required to be disclosed as “excluded information” under sections 708A(6), 708A(7) and 708A(8) of the Corporations Act.

(nnn)    No Integration. The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission or for purposes of the rules of the Nasdaq Stock Market LLC.

Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3.           Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the respective numbers of shares of Firm Stock set forth opposite the names of the Underwriters in Schedule A hereto.

The purchase price to be paid by the Underwriters to the Company for the Firm Stock will be $5.45675 per share (the “Purchase Price”).

The Company will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company, in each such case, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the first (1st) full business day preceding the Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank specified by the Company payable to the order of the Company.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder.  The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on January 22, 2026, in accordance with Rule 15c6‑1 of the Exchange Act.  The time and date of such payment and delivery are herein referred to as the “Closing Date.”  The Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and the Representatives.

For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The Company agrees to sell to the Underwriters the number of shares of Optional Stock specified in the written notice delivered by the Representatives to the Company described below, and the Underwriters agree, severally and not jointly, to purchase such shares of Optional Stock. The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, provided however, that notice of such exercise must be delivered not more than thirty (30) days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by the Representatives to the Company.

The option granted hereby shall be exercised by written notice being given to the Company by the Representatives setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than one (1) business day nor later than five (5) business days after written notice is given. The Option Closing Date and the Closing Date are herein called the “Closing Dates.”

The Company will deliver the Optional Stock to the Representatives for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company, in each such case, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the first (1st) full business day preceding the Option Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank acceptable to the Representatives payable to the order of the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement between the Company and the Representatives.

The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Stock to or through any affiliate of an Underwriter.

4.            Further Agreements Of The Company.  The Company agrees with the several Underwriters:

(a)        Required Filings; Amendments or Supplements; Notice to the Representative.  To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission by 10:00 P.M., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations; to prepare the Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by the Securities Act; to notify the Representatives immediately of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the Pricing Disclosure Package or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Pricing Disclosure Package or the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any Written Testing-the-Waters Communication, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Pricing Disclosure Package or the Prospectus or for additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b)       Emerging Growth Company.  The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) the completion of the distribution of the Firm Stock within the meaning of the Securities Act and (b) completion of the Lock-Up Period (as defined below).  If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(c)      Permitted Free Writing Prospectus.  The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Stock that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Representatives has been received (each, a “Permitted Free Writing Prospectus”).  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(d)       Ongoing Compliance.  The Company covenants and agrees that all documents that are filed subsequent to the date of the Prospectus and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the date when a prospectus relating to the Stock is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Securities Act, that the Company will promptly notify the Representatives thereof and upon their request will prepare an appropriate amendment or supplement in form and substance satisfactory to the Representatives which will correct such statement or omission or effect such compliance and will use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as possible.  The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amendment or supplement.  In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Stock, the Company upon the request of the Representatives will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Underwriter as many copies as such Underwriter may request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(e)         Amendment to Pricing Disclosure Package.  If the Pricing Disclosure Package is being used to solicit offers to buy the Stock at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Pricing Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the Pricing Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the Pricing Disclosure Package or (ii) if permissible, prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Pricing Disclosure Package so that the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the Pricing Disclosure Package will comply with law.

(f)        Amendment to Issuer Free Writing Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein, and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(g)        Delivery of Registration Statement.  To the extent not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), upon the request of the Representatives, to furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(h)       Delivery of Copies.  Upon request of the Representatives, to the extent not available on EDGAR, to deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and, if then available, (iv) of this paragraph (h) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the Pricing Disclosure Package or the Prospectus, and (vii) any document incorporated by reference in the Pricing Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clauses (v), (vi) and (vii) of this paragraph (h) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document, amendment or supplement).

(i)         Earnings Statement.  To make generally available to the Company’s stockholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158); provided, however, that so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it shall be deemed to be in compliance with the foregoing requirement to furnish such annual reports or quarterly financial statements to its stockholders.

(j)         Blue Sky Compliance.  To take promptly from time to time such actions as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of the Stock in such jurisdictions; provided that the Company and its subsidiaries shall not be obligated to (i) qualify as foreign corporations in any jurisdiction in which they are not so qualified, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(k)        Reports.  Upon request, during the period of five (5) years from the date hereof, to deliver to each of the Underwriters, (i) as soon as they are available, copies of all reports or other communications (financial or other) furnished to the Company’s stockholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Stock is listed.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(l)         Lock-Up.  During the period commencing on and including the date hereof and ending on and including the 90th day following the date of this Agreement, (the “Lock-Up Period”) the Company will not, without the prior written consent of  Barclays, Wells Fargo and Cantor (which consent may be withheld at the sole discretion of Barclays, Wells Fargo and Cantor), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or submit or file any registration statement under the Securities Act in respect of, any Common Stock or CDIs (together, “Subject Shares”), options, rights or warrants to acquire Subject Shares or securities exchangeable or exercisable for or convertible into Subject Shares (other than is contemplated by this Agreement with respect to the Stock) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may (i) issue Subject Shares and options and other securities to purchase Subject Shares, Subject Shares underlying options granted and other securities, each pursuant to any director or employee equity incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and described in the Pricing Disclosure Package; (ii) issue Subject Shares pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding on the date hereof and described in the Pricing Disclosure Package; (iii) issue securities exchangeable or exercisable for or convertible into Subject Shares in connection with a bona fide debt financing transaction or issue Subject Shares pursuant to the conversion or exercise of such securities, provided that any sale or issuance of Subject Shares pursuant to this clause (iii) shall not exceed 5% of the outstanding shares of capital stock of the Company in the aggregate; (iv) sell or issue, or enter an agreement to sell or issue, Subject Shares in connection with (A) mergers, (B) acquisitions of securities, businesses, property or other assets, (C) joint ventures or (D) strategic transactions, provided that each recipient of Subject Shares or securities convertible into or exercisable for Subject Shares pursuant to this clause (iv) shall execute a “lock-up” agreement substantially in the form of Exhibit I hereto, and provided further that any sale or issuance of Subject Shares pursuant to this clause (iv) shall not exceed 5% of the outstanding shares of capital stock of the Company in the aggregate; (v) adopt a new equity incentive plan, and file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of Subject Shares upon the exercise of options or other securities issued pursuant to such new equity incentive plan), provided that (A) such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act and (B) this clause (v) shall not be available unless each recipient of Subject Shares, or securities exchangeable or exercisable for or convertible into Subject Shares, pursuant to such new equity incentive plan shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the Lock-Up Period; or (vi) issue and sell Subject Shares in a private placement (the “Private Placement”) concurrently with the offering of the Stock hereby to Medtronic plc. The Company will cause each person and entity listed in Schedule D to furnish to the Representatives, prior to the Closing Date, a “lock-up” agreement, substantially in the form of Exhibit I hereto.  In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements.

(m)        Delivery of SEC Correspondence.  To supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act or any of the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(n)        Press Releases.  Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior consent of the Representatives (which consent shall not be unreasonably withheld or delayed), unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law or the ASX Listing Rules.

(o)        Compliance with Regulation M.  Until the Underwriters shall have notified the Company of the completion of the resale of the Stock, that the Company will not, and will use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

(p)         Registrar and Transfer Agent.  To maintain, at its expense, a registrar and transfer agent for the Stock.

(q)       Use of Proceeds.  To apply the net proceeds from the sale of the Stock as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the Pricing Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Stock hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(r)          Exchange Listing.  To use its reasonable best efforts to list, subject to notice of issuance, the Stock on the Exchange.

(s)          Performance of Covenants and Satisfaction of Conditions. To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Stock.

(t)          [Reserved].

(u)       Cleansing Notices. The Company will, prior to the commencement of trading on the first date on which trading is to occur on ASX after allotment of the relevant Stock, lodge on the ASX Announcements platform a notice that complies with the requirements in section 708A(6) of the Corporations Act (as modified by ASIC Corporations (Offers of CHESS Depository Interests) Instrument 2025/180) with respect to the issue of the relevant Stock.

5.          Payment of Expenses.  The Company agrees to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated:  (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the reasonable costs of printing, reproducing and distributing the “Agreement Among Underwriters” between the Representatives and the Underwriters, the Master Selected Dealers’ Agreement, the Underwriters’ Questionnaire, this Agreement and any closing documents by mail, telex or other means of communications; (d) the reasonable fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with securing any required review by FINRA of the terms of the sale of the Stock and any filings made with FINRA; (e) any applicable listing or other fees; (f) the reasonable fees and expenses (including related fees and expenses of counsel to the Underwriters) of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(j) and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys; (g) all fees and expenses of the registrar and transfer agent of the Stock; (h) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants, including the cost of any aircraft chartered in connection with the road show; and (i) all other costs and expenses incident to the offering of the Stock or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants); provided that, except to the extent otherwise provided in this Section 5 and in Sections 9 and 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel not contemplated herein, any transfer taxes on the resale of any Stock by them, the expenses of advertising any offering of the Stock made by the Underwriters and travel and lodging expense of the Underwriters.

6.        Conditions of Underwriters’ Obligations.  The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and on each Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)          Registration Compliance; No Stop Orders.

(i)         The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or, to the Knowledge of the Company, threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no unresolved objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(ii)          Any materials required to be filed by the Company pursuant to the ASX Listing Rules in relation to the offering under this Agreement shall have been released on the ASX Announcements Platform within the applicable time periods prescribed for such filings by the ASX Listing Rules, including without limitation, a notice that complies with the requirements in section 708A(6) of the Corporations Act (as modified by ASIC Corporations (Offers of CHESS Depository Interests) Instrument 2025/180) on the ASX Announcements platform within the time period referred to in Section 4(u).

(b)        No Material Misstatements.  None of the Underwriters shall have discovered and disclosed to the Company on or prior to such Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Pricing Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)        Corporate Proceedings.  All corporate proceedings incident to the authorization, form and validity of each of this Agreement, the Stock, the Registration Statement, the Pricing Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)       Opinion and 10b-5 Statement of U.S. Counsel for the Company.   Jones Day shall have furnished to the Representatives such counsel’s written opinion and 10b-5 statement, as U.S. counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(e)        Opinion of Australian Counsel for the Company.   Jones Day shall have furnished to the Representatives such counsel’s written opinion as Australian counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(f)         Opinion and 10b-5 Statement of Intellectual Property Counsel for the Company.   Fish & Richardson P.C. shall have furnished to the Representatives such counsel’s written opinion and 10b-5 statement, as intellectual property counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(g)         [Reserved].

(h)       Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received from Covington & Burling LLP, counsel for the Underwriters, such opinion or opinions and 10b-5 statement, dated such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(i)         Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from KPMG a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j)         Bring Down Comfort.  On the effective date of any post-effective amendment to the Registration Statement and on such Closing Date, the Representatives shall have received a letter (the “bring-down letter”) from KPMG addressed to the Underwriters and dated such Closing Date confirming, as of the date of such bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to paragraph (i) of this Section 6.

(k)        Officers’ Certificate.  The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of the Chief Executive Officer and Chief Financial Officer of the Company stating in their respective capacities as officers of the Company on behalf of the Company that (i) no stop order suspending the effectiveness of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement), or any post-effective amendment thereto, shall be in effect and no proceedings for such purpose shall have been instituted or, to their Knowledge, threatened by the Commission, (ii) for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Effect, (iii) to their knowledge, after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any Material Adverse Effect, or any change or development that would, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in the Pricing Disclosure Package and the Prospectus.

(l)        No Material Adverse Effect.  Since the date of the latest audited financial statements included in the Pricing Disclosure Package or incorporated by reference, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Pricing Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (l), is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Pricing Disclosure Package.

(m)       No Legal Impediment to Issuance.  No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory agency or body which would prevent the issuance or sale of the Stock; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(n)          [Reserved].

(o)       Market Conditions.  Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) other than in connection with the offering and sale of the Stock, trading in any of the securities of the Company shall have been suspended or materially limited by the Commission, the Exchange, ASIC or the ASX, or trading in securities generally on the New York Stock Exchange, Nasdaq Global Select Market, the Exchange, Nasdaq Capital Market, the NYSE MKT LLC or the ASX, or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission or ASIC, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by U.S. Federal or state authorities or Australian Commonwealth authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Australia, (iii) the United States or Australia shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States or Australia, or there shall have been a declaration of a national emergency or war by the United States or Australia or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States or Australia shall be such) as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(p)        Exchange Listing.  The Common Stock shall be listed on the Exchange. The Company shall have filed a Notification: Listing of Additional Shares with the Exchange in respect of the Stock and shall have received no objection thereto from the Exchange.

(q)       Good Standing.  The Representatives shall have received on and as of such Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(r)        Lock Up Agreements.  The Representatives shall have received the written agreements, substantially in the form of Exhibit I hereto, of the persons listed in Schedule D to this Agreement.

(s)       Secretary’s Certificate.  The Company shall have furnished to the Representatives a Secretary’s Certificate of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.

(t)        Chief Financial Officer Certificate.  The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its Chief Financial Officer, substantially in the form of Exhibit II hereto.

(u)         Additional Documents.  On or prior to such Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.           Indemnification and Contribution.

(a)       Indemnification of Underwriters by the Company.  The Company shall indemnify and hold harmless: each Underwriter, its affiliates, directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter  within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act, the Corporations Act, other Australian Commonwealth or state statutory law or regulation or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Written Testing-the-Waters Communication, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Prospectus, or in any amendment or supplement thereto, in any document incorporated by reference therein, or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”), or in any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and shall reimburse each Underwriter Indemnified Party promptly upon demand for documented expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, any Issuer Free Writing Prospectus, any Marketing Materials, or any Blue Sky Application made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information.

The indemnity agreement in this Section 7(a) is not exclusive and is in addition to each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.

(b)       Indemnification of Company by the Underwriters.  Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act, the Corporations Act, other Australian Commonwealth or state statutory law or regulation or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations or the Prospectus, or in any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.  This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(c)        Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7.  If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Representatives in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representatives if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties.  Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7(c) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)        If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of  the Prospectus.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in the Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information.

(e)        The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 7(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 7(d) above.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Stock exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting obligations and not joint.

8.          Termination.  The obligations of the Underwriters hereunder may be terminated by the Representatives, in their absolute discretion by notice given to the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 6(l) or 6(o) have occurred or if the Underwriters shall decline to purchase the Firm Stock for any reason permitted under this Agreement.

9.          Reimbursement of Underwriters’ Expenses.  Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement or (d) the sale of the Stock is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, without duplication of amounts paid in accordance with Section 5, the Company shall reimburse the Underwriters for the reasonable fees and expenses of Underwriters’ counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, including, without limitation, travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to the Representatives; provided that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter, provided further that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.

10.         Substitution of Underwriters.  If any Underwriter or Underwriters shall default in its or their obligations to purchase Stock hereunder on any Closing Date and the aggregate number of  Stock which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Stock to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Stock which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date.  If any Underwriter or Underwriters shall so default and the aggregate number of Stock with respect to which such default or defaults occur is more than ten percent (10%) of the total number of Stock to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Stock by other persons are not made within forty‑eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Stock of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Date for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of Stock to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement.  Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non‑defaulting Underwriter or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 5 and 9 and the provisions of Section 7 and Sections 11 through 21, inclusive, shall not terminate and shall remain in full force and effect.

11.          Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)        each Underwriter’s responsibility to the Company is solely contractual in nature, the Representatives have been retained solely to act as underwriters in connection with the sale of the Stock and no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Representatives has advised or is advising the Company on other matters;

(b)      the price of the Stock set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)        it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)        it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12.        Successors; Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties.  It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.  No purchaser of any of the Stock from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13.       Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock.  Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8 or Section 10, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 21, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

14.         Recognition of the U.S. Special Resolution Regimes.

(a)       In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)       In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

15.         Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)       if to the Underwriters, shall be delivered or sent by mail, telex, facsimile transmission or email to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Fax: 646-834-8133; Attention Syndicate Registration; c/o Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no: (212) 214-5918); c/o Cantor Fitzgerald & Co., 110 East 59th Street, New York, New York 10022, Attention: General Counsel, legal-IBD@cantor.com and Notices-IBD@cantor.com.

(b)         if to the Company, shall be delivered or sent by mail, telex, facsimile transmission or email to 860 Blue Gentian Road, Suite 340, Eagan, MN 55121, Attention: Wayne Paterson, email wpaterson@anteristech.com.

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail,  or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

16.        Definition of Certain Terms.  For purposes of this Agreement, (a) “affiliate” has the meaning set forth in Rule 405 under the Securities Act, (b) “business day” means any day on which the Exchange is open for trading, (c) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations, (d) “Subsidiary” as it relates to the Company means any subsidiary, excluding v2v, (e) “v2v” means v2vmedtech, inc. and its subsidiaries, (f) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (g) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (h) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (i) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.        Governing Law, Jurisdiction, Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. The Company irrevocably (a) submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Registration Statement and any Preliminary Prospectus or the Prospectus, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, and (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum.  Each of the parties to this Agreement hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

18.       Underwriters’ Information.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus:  the statements concerning the Underwriters contained in the third paragraph, the first two sentences of the fifth paragraph, and the first sentence of the thirteenth paragraph under the heading “Underwriting.”

19.        Authority of the Representatives.  In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters.

20.         Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.  If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

21.         General.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another.  The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.  This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

22.         Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If the foregoing is in accordance with your understanding please indicate your acceptance of this Agreement by signing in the space provided for that purpose below.

Very truly yours,

ANTERIS TECHNOLOGIES GLOBAL CORP.

By:	/s/ Wayne Paterson
Name: Wayne Paterson
Title: Chief Executive Officer

Accepted as of
the date first above written:
Barclays Capital Inc.
Wells Fargo Securities, LLC
Cantor Fitzgerald & Co.

Acting on their own behalf
and as Representatives of several
Underwriters listed on Schedule A to this Agreement.

By:	Barclays Capital Inc.

By:	/s/ Dan Cocks
Name: Dan Cocks
Title: Managing Director

By:	Wells Fargo Securities, LLC

By:	/s/ Ryan Haney
Name: Ryan Haney
Title: Managing Director

By:	Cantor Fitzgerald & Co.

By:	/s/ Asif Ahmed
Name: Asif Ahmed
Title: Global Co-Head of ECM

SCHEDULE A

Name	Number of Shares of Firm Stock to be Purchased	Number of Shares of Optional Stock subject to Underwriters’ Option

Barclays Capital Inc.	13,304,348	1,995,652

Wells Fargo Securities, LLC	13,304,348	1,995,652

Cantor Fitzgerald & Co.	8,173,913	1,226,087

Total	34,782,609	5,217,391

SCHEDULE B

General Use Free Writing Prospectuses

•
Free Writing Prospectus filed by the Company under Rule 433(d) of the Securities Act for press release titled “Anteris Technologies Global Corp. Announces Proposed $200 Million Public Offering of Common Stock and Strategic Investment from Medtronic”

•	Free Writing Prospectus filed by the Company under Rule 433(d) of the Securities Act for press release titled “Anteris Technologies Global Corp. Announces Pricing of $200 Million Public Offering”

Execution Version

SCHEDULE C

Pricing Information

Firm Stock to be Sold: 34,782,609 shares

Offering Price per Share of Common Stock: $5.75

Shares of Optional Stock the Underwriters may purchase: 5,217,391

Underwriting Discounts and Commissions per Share of Common Stock: $0.29325

Estimated Net Proceeds to the Company (after underwriting discounts and commissions, but before transaction expenses) for the Firm Stock: $189,800,001.66

SCHEDULE D

Directors & Officers

Wayne Paterson – Chief Executive Officer and Director

Matthew McDonnell – Chief Financial Officer

David St. Denis – President and Director

John Seaberg – Director

Gregory Moss – Director

David Roberts – Director

Exhibit I

Form of Lock-up Agreement

Lock‑Up Agreement

January [●], 2026

Barclays Capital Inc.
Wells Fargo Securities, LLC
Cantor Fitzgerald & Co.
As Representatives of the several Underwriters

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019

c/o Wells Fargo Securities, LLC
30 Hudson Yards, 62nd Floor
New York, NY 10001

c/o Cantor Fitzgerald & Co.
110 East 59th Street
New York, NY 10022

Re:  Anteris Technologies Global Corp. – Registration Statement on Form S-3

Dear Sirs and Madams:

This letter agreement (“Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Anteris Technologies Global Corp., a Delaware corporation (the “Company”), and Barclays Capital Inc. (“Barclays”), Wells Fargo Securities, LLC (“Wells Fargo”), and Cantor Fitzgerald & Co. (“Cantor”) as representatives (the “Representatives”) of a group of underwriters (collectively, the “Underwriters”), to be named therein, and the other parties thereto (if any), relating to the proposed public offering of securities of the Company (the “Offering”), including shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) of the Company.

In order to induce the Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the Offering will confer upon the undersigned in his, her or its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on the date hereof through and including the date that is the 90th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, and will not cause or direct any of its affiliates to, without the prior written consent of Barclays, Wells Fargo and Cantor, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, lend or otherwise dispose of, or publicly announce the intention to otherwise dispose of, any shares of Common Stock or securities of the Company listed on the Australian Securities Exchange (“ASX”) (together, “Subject Shares”) (including, without limitation, Subject Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Subject Shares, (ii) enter into, or publicly announce the intention to enter into, any swap, hedge or similar agreement or arrangement (including, without limitation, the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that transfers, is designed to transfer or reasonably could be expected to transfer (whether by the undersigned or someone other than the undersigned) in whole or in part, directly or indirectly, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Subject Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (the “Prohibited Activity”), or (iii) engage in, or publicly announce the intention to engage in, any short selling of the Subject Shares or securities convertible into or exercisable or exchangeable for Subject Shares. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that is designed to or which reasonably could be expected to lead to or result in any Prohibited Activity during the Lock-Up Period.

The restrictions set forth in the preceding paragraphs shall not apply to:

(1)         any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned, (c) as a bona fide gift to a charity or educational institution, (d) pursuant to a domestic order, divorce settlement, divorce decree, separation agreement or pursuant to an order of a court of competent jurisdiction enforcing such agreement, or (e) to a corporation, limited liability company or partnership wholly owned by the undersigned and/or any member of the immediate family of the undersigned;

(2)       if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any stockholder, partner or member of, or beneficial owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value;

(3)       if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned, or to an investment fund or other entity that controls or manages, or is under common control with, the undersigned and such transfer is not for value;

(4)       transactions relating to Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in open market transactions after completion of the Offering, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise) during the Lock-Up Period;

(5)        any transfers of Subject Shares solely in connection with the surrender or forfeiture to the Company of Subject Shares in partial or full settlement of any withholding tax obligation of the undersigned accruing upon the exercise or vesting of any equity award outstanding on the date of the Underwriting Agreement granted pursuant to the Company’s equity plans, and provided that any such Subject Shares received upon such exercise or vesting event (other than such shares as are transferred or surrendered to the Company, as applicable, in connection with such exercise or vesting event) shall be subject to the terms of this Agreement;

(6)         (i) the entry, by the undersigned, at any time on or after the date of the Underwriting Agreement, of any trading plan providing for the sale of Common Stock by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Common Stock during the Lock-up Period and, except as required by applicable securities laws, no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period; and (ii) the sale or purchase of Subject Shares pursuant to a trading plan that meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided such trading plan was entered into prior to the date hereof and disclosed to the Representatives; and

(7)      transfers pursuant to a bona fide third-party tender offer for all outstanding shares of capital stock the Company, merger, consolidation or other similar transaction that is approved by the board of directors of the Company, as applicable, made to all holders of the securities of the Company, as applicable, involving a Change of Control (as defined below) of the Company, as applicable (including, without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Subject Shares (including Beneficially Owned Shares) or securities convertible into or exercisable or exchangeable for Subject Shares in connection with such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this Agreement. “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company, as applicable (or the surviving entity), provided, however, that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s securities shall remain subject to the provisions of this Agreement;

provided, however, that (A) in the case of any transfer described in clause (1), (2) or (3) above, it shall be a condition to the transfer that  the transferee executes and delivers to Barclays, Wells Fargo and Cantor, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Barclays, Wells Fargo and Cantor, and (B) in the case of any transfer described in clause (1), (2), (3), (5) or (6) above, no public announcement or filing is voluntarily made regarding such transfer during the Lock-Up Period and if the undersigned is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Subject Shares or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Subject Shares or Beneficially Owned Shares during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that, (w) in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift, by will or intestate succession, pursuant to a domestic order, divorce settlement, divorce decree, separation agreement or pursuant to an order of a court of competent jurisdiction enforcing such agreement, or to a corporation, limited liability company or partnership wholly owned by the undersigned and/or a member of the immediate family of the undersigned, (x) in the case of any transfer pursuant to clause (2) above, such transfer is being made to a stockholder, partner or member of, or beneficial owner of a similar equity interest in, the undersigned and is not a transfer for value, (y) in the case of any transfer pursuant to clause (3) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned, or to an investment fund or other entity that controls or manages, or is under common control with, the undersigned and such transfer is not for value, and (z) in the case of a transfer pursuant to (5) above, such transfer is being made to satisfy tax withholding obligations. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933 (the “Securities Act”).

For avoidance of doubt, nothing in this Agreement prohibits the undersigned from exercising any options or warrants to purchase Subject Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), it being understood that any Subject Shares issued upon such exercises will be subject to the restrictions of this Agreement and provided, however, that no public announcement or filing is voluntarily made regarding such exercise during the Lock-Up Period and provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act or to lodge an announcement on the ASX reporting a reduction in beneficial ownership of such options or warrants during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that the disposition relates to the exercise of an option or warrant, as applicable, and that the Subject Shares received upon exercise are subject to the restrictions of this Agreement.

In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Subject Shares or securities convertible into or exercisable or exchangeable for Subject Shares.

The undersigned further agrees that it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act, of any Subject Shares or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Subject Shares or other Beneficially Owned Shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned.  This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Agreement and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any copy so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If (i) the Company notifies Barclays, Wells Fargo and Cantor in writing that it does not intend to proceed with the Offering, (ii) Barclays, Wells Fargo and Cantor notify the Company in writing that they do not intend to proceed with the Offering, (iii) the Underwriting Agreement is not executed by January 21, 2026, or (iv) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any Common Stock to be sold thereunder, then this Agreement shall immediately be terminated and the undersigned shall automatically be released from all of his, her or its obligations under this Agreement.  The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

[Signature page follows]

Very truly yours,

(Name of Stockholder - Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity - Please Print)

(Title of Signatory if Stockholder is an entity - Please Print)

Address:

Exhibit II

Form of CFO Certificate

Anteris Technologies Global Corp.

Chief Financial Officer’s Certificate

January 22, 2026

Reference is made to the Underwriting Agreement, dated as of January 20, 2026 (the “Underwriting Agreement”), by and among Anteris Technologies Global Corp., a Delaware corporation (the “Company”), and Barclays Capital Inc., Wells Fargo Securities, LLC and Cantor Fitzgerald & Co., as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”). All capitalized terms used herein which are not defined herein have the meanings given to such terms in the Underwriting Agreement.

I, Matthew McDonnell, do hereby certify that I am the Chief Financial Officer of the Company, and, solely in my capacity as the duly appointed, qualified and acting Chief Financial Officer of the Company, and not in my individual capacity, do hereby certify pursuant to Section 6(t) of the Underwriting Agreement that:

1.     I am familiar with the accounting, operations and records systems of the Company. I am also familiar with the present financial affairs of the Company such that any material changes in the facts underlying the data relied upon by me in making this certification, occurring since the respective dates of such data, would reasonably be expected to have come to my attention prior to the date hereof in the ordinary course of business.

2.      I have (i) reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) supervised, or had access to individuals who supervised, the compilation of the financial data and information of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (iii) reviewed the financial statements, books and records or schedules or analyses derived therefrom of the Company (collectively, the “Records”), that I have deemed necessary to make the certifications and to perform the procedures set forth herein.

3.      I have reviewed the items circled on the selected pages attached hereto as Exhibit A (the “Circled Information”) of the Registration Statement and the Pricing Disclosure Package, have compared the Circled Information to the applicable Records, and have found that the Circled Information (i) matched or was derived from the Records and is in agreement with the Records, and (ii) fairly presents, in all material respects, the aforementioned information for the periods indicated.

4.      To the best of my knowledge, after due inquiry, the Circled Information is correct, complete and accurate in all material respects as of the date hereof, subject in each case to the qualifications, assumptions and limitations stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

5.     This certificate is being furnished to assist the Underwriters in conducting and documenting the investigation of the affairs of the Company in connection with the offering and sale of the Stock. This certificate shall not be used, quoted or otherwise referred to without the prior written consent of the Company.

6.       Jones Day, counsel to the Company, and Covington & Burling LLP, counsel to the Underwriters, are entitled to rely upon this certificate in connection with the opinions and letters given by such firms pursuant to the Underwriting Agreement.

[Signature page follows]

In witness whereof, I have hereunto subscribed my name on behalf of the Company as of the date first written above.

Anteris Technologies Global Corp.

By:

Name:	Matthew McDonnell

Title:	Chief Financial Officer

[Signature Page to CFO Certificate]

Exhibit A

Circled Information

Exhibit 5.1

SILICON VALLEY OFFICE  •  1755 EMBARCADERO ROAD  •  PALO ALTO, CALIFORNIA  94303

TELEPHONE: +1.650.739.3939 • JONESDAY.COM

January 22, 2026

Anteris Technologies Global Corp.
Toowong Tower, Level 3, Suite 302
9 Sherwood Road
Toowong QLD, 4066
Australia

Re:     40,000,000 Shares of Common Stock of Anteris Technologies Global Corp.

Ladies and Gentlemen:

We are acting as counsel for Anteris Technologies Global Corp., a Delaware corporation (the “Company”), in connection with the issuance and sale of up to 40,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, by the Company pursuant to the Underwriting Agreement, dated as of January 20, 2026 (the “Underwriting Agreement”), by and among the Company and Barclays Capital Inc., Wells Fargo Securities, LLC and Cantor Fitzgerald & Co., as representatives of the several underwriters named therein.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares, when issued and delivered pursuant to the terms of the Underwriting Agreement against payment of the consideration therefor as provided in the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company relating to the Company’s Registration Statement on Form S-3 (Registration No. 333-292565) (the “Registration Statement”) and to the reference to Jones Day under the caption “Legal Matters” in the prospectus supplement constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID MELBOURNE • MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH SAN DIEGO • SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

Exhibit 10.1

Execution Version

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of January 20, 2026, by and between Anteris Technologies Global Corp., a Delaware corporation (the “Company”), and Covidien Group S.à r.l., a Luxembourg company (the “Investor”).

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act (as defined below);

WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, upon the terms and subject to the conditions stated in this Agreement, shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); and

WHEREAS, contemporaneously with the sale of the Shares, the parties hereto will execute and deliver (a) a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A, pursuant to which the Company will agree to provide certain registration rights in respect of the Shares under the Securities Act and applicable state securities laws and (b) an Investor Rights Agreement, substantially in the form attached hereto as Exhibit B, which will set forth certain terms and conditions regarding the Investor’s ownership of the Shares and to establish certain rights, restrictions and obligations of the Company and the Investor with respect to the Shares.

NOW, THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and the Investor agree as follows:

1.          Definitions. As used in this Agreement, the following terms shall have the following respective meanings:“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person.

“Agreement” has the meaning set forth in the preamble.

“Amended and Restated Bylaws” means the Amended and Restated Bylaws of the Company, as currently in effect.

“Amended and Restated Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, as currently in effect.

“ASX” means the ASX Limited (ABN  98 008 624 691) or the financial market operated by it known as the “Australian Securities Exchange”, as the context requires.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in either the United States or Australia or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“CDIs” has the meaning set forth in Section 3.11.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Commitment Amount” means $90,000,000.

“Common Stock” has the meaning set forth in the recitals.

“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the preamble.

“Confidentiality Agreement” has the meaning set forth in Section 8.9(a).

“Corporations Act” means the Corporations Act 2001 (Cth).

“Drug Regulatory Agency” means the U.S. Food and Drug Administration (“FDA”) or other foreign, state, local or comparable governmental authority responsible for regulation of the research, development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of drug or biological products and drug or biological product candidates.

“EU” has the meaning set forth in Section 3.13.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 3.8(b).

“GAAP” has the meaning set forth in Section 3.8(b).

“Health Care Laws” has the meaning set forth in Section 3.13.

“Indemnified Person” has the meaning set forth in Section 5.9.

“Intellectual Property” has the meaning set forth in Section 3.10.

“Investor” has the meaning set forth in the preamble.

“Investor Rights Agreement” has the meaning set forth in Section 6.1(l).

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“Material Adverse Effect” means any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is or would reasonably be expected to be materially adverse to the business, financial condition, properties, assets, liabilities, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (b) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement, the other Transaction Agreements or with respect to the Closing, or would reasonably be expected to do so.

“Nasdaq” means the Nasdaq Stock Market LLC.

“National Exchange” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market and The Nasdaq Capital Market.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Pricing Date” means the date on which the underwriting agreement for the Public Offering is entered into.

“Public Offering” means the Company’s next registered firm commitment underwritten offering that is consummated on or before January 30, 2026.

“Public Offering Price” means the per share price to the public in the Public Offering, as set forth on the cover page of the final prospectus supplement relating to the Public Offering.

“Registration Rights Agreement” has the meaning set forth in Section 6.1(k).

“Regulatory Agencies” has the meaning set forth in Section 3.12.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” means (a) the Company’s most recently filed Annual Report on Form 10-K and (b) all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed or furnished (as applicable) by the Company following the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed and prior to the execution of this Agreement, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

3

“Share Cap” means that number of shares that is equal to 19.99% of the total number of issued and outstanding shares of Common Stock as of 5:00 p.m. Eastern Time on the day immediately preceding the date of this Agreement plus the number of shares of Common Stock to be issued in the initial closing Public Offering (inclusive of any shares issued in the initial closing of the Public Offering pursuant to any underwriters’ option to purchase additional shares).

“Share Price” means the Public Offering Price.

“Shares” has the meaning set forth in the recitals.

“Short Sales” include, without limitation, (a) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (b) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location or reservation of borrowable shares of Common Stock).

“Studies” has the meaning set forth in Section 3.12.

“Tax” or “Taxes” means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company or its subsidiaries (if any) including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Transaction Agreements” means this Agreement, the Registration Rights Agreement and the Investor Rights Agreement.

“Transfer Agent” means, with respect to the Common Stock, Computershare Trust Company, N.A. or such other financial institution that provides transfer agent services as the Company may engage from time to time.

2.           Purchase and Sale of Securities.

2.1
Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investor agrees to purchase, the number of Shares equal to the Commitment Amount divided by the Share Price (rounded down to the nearest whole Share); provided, however, that if the Share Price is less than the “Minimum Price” as defined in Nasdaq Listing Rule 5635(d) and the number of Shares to be issued to the Investor pursuant to the forgoing calculation shall exceed the Share Cap, then the aggregate number of Shares to be issued to the Investor shall be reduced to equal the Share Cap; provided, further, that, in all events, the number of Shares to be issued to the Investor shall be further capped at 19.99% of the issued and outstanding shares of Common Stock or voting power of the Company (with such ownership percentage calculated in accordance with the rules of Nasdaq relating to compliance with Nasdaq Listing Rule 5635(b)) (in each case rounded down to the nearest whole Share). The purchase price per Share is equal to the Share Price.

4

2.2
Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 5.6 of this Agreement, the closing of the purchase and sale of the Shares (the “Closing” and the date on which the Closing occurs, the “Closing Date”) shall occur remotely via the exchange of documents and signatures at such time as agreed to by the Company and the Investor but in no event earlier than (a) the initial closing of the Public Offering and (b) the second Business Day after the Pricing Date. At the Closing, the Shares shall be issued and registered in the name of the Investor, or in such nominee name(s) as designated by the Investor, representing the number of Shares to be purchased by the Investor at the Closing in accordance with Section 2.1, against payment to the Company of the purchase price therefor as determined in accordance with Section 2.1 (the “Aggregate Purchase Amount”) in full, by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided by the Company to the Investor within two Business Days after the date of this Agreement. On the Closing Date, the Company will cause the Transfer Agent to issue the Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.10 hereof) and the Company shall provide evidence of such issuance from the Transfer Agent as soon as reasonably practical following the Closing Date to the Investor. In the event that the Closing has not occurred within one Business Day after the expected Closing Date, unless otherwise agreed by the Company and the Investor, the Company shall promptly (but no later than one Business Day thereafter) return the previously wired Aggregate Purchase Amount to the Investor by wire transfer of United States dollars in immediately available funds to the account specified by the Investor, and any book entries for the Shares shall be deemed cancelled; provided that, unless this Agreement has been terminated pursuant to Section 7, such return of funds shall not terminate this Agreement or relieve the Investor of its obligation to purchase, or the Company of its obligation to issue and sell, the Shares at the Closing.

3.          Representations and Warranties of the Company. Except as set forth in the SEC Reports, the Company hereby represents and warrants to the Investor that the statements contained in this Section 3 are true and correct as of the date of this Agreement and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date).

3.1
Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and described in the SEC Reports and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect. Each of the Company’s subsidiaries is (a) duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to carry on its business as now conducted and to own or lease its properties and (b) qualified to do business as a foreign corporation and in good standing in each jurisdiction in which such qualification is required, except in each case as would not reasonably be expected to have a Material Adverse Effect.

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3.2
Capitalization. The Company’s disclosure of its authorized, issued and outstanding capital stock in the SEC Reports containing such disclosure was accurate in all material respects as of the date indicated in such SEC Reports. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. There are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the SEC Reports; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

3.3
Registration Rights. Except as set forth in the Transaction Agreements or as disclosed in the SEC Reports, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued, other than such rights and obligations that have expired or been satisfied or waived.

3.4
Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements, including the issuance and sale of the Shares. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Shares, the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated herein, including the issuance and sale of the Shares has been taken, including, without limitation, the approval of the Board of Directors (or a committee thereof). Each Transaction Agreement has been, or will be, duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Investor of each Transaction Agreement and that each Transaction Agreement constitutes the legal, valid and binding agreement of the Investor, each Transaction Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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3.5
Valid Issuance. The Shares being purchased by the Investor hereunder have been duly and validly authorized and, upon issuance pursuant to the terms of this Agreement against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Agreements or restrictions on transfer under applicable state and federal securities laws), and the holder of the Shares shall be entitled to all rights accorded to a holder of Common Stock. The issuance and delivery of the Shares does not (a) obligate the Company to offer to issue, or issue, shares of Common Stock or other securities to any Person (other than the Investor) pursuant to any preemptive rights, rights of first refusal, rights of participation or similar rights, or (b) result in any adjustment (automatic, at the election of any Person or otherwise) of the exercise, conversion, exchange or reset price under, or any other anti-dilution adjustment pursuant to, any outstanding securities of the Company. Subject to the accuracy of the representations and warranties made by the Investor in Section 4, the offer and sale of the Shares to the Investor is, and will be, (i) exempt from the registration and prospectus delivery requirements of the Securities Act and (ii) exempt from (or otherwise not subject to) the registration and qualification requirements of applicable securities laws of the states of the United States.

3.6
No Conflict. The execution, delivery and performance of the Transaction Agreements by the Company, the issuance and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Agreements will not (a) violate any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, (b) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or any of its subsidiaries or their respective properties or assets, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its subsidiaries is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clauses (b) and (c), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

3.7
Consents. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 4 hereof, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the authorization, execution or delivery by the Company of the Transaction Agreements, the issuance and sale of the Shares and the performance by the Company of its other obligations under the Transaction Agreements, except (a) as have been or will be obtained or made under the Securities Act or the Exchange Act, (b) the filing of any requisite notices or application(s) to Nasdaq or the ASX for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (c) customary post-closing filings with the SEC or pursuant to state securities laws in connection with the offer and sale of the Shares by the Company in the manner contemplated herein, which will be filed on a timely basis, (d) the filing of the registration statement required to be filed by the Registration Rights Agreement, or (e) such that the failure of which to obtain would not have a Material Adverse Effect. All notices, consents, authorizations, orders, filings and registrations which the Company is required to deliver or obtain prior to the Closing pursuant to the preceding sentence have been obtained or made or will be delivered or obtained or effected, and shall remain in full force and effect, on or prior to the Closing.

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3.8
SEC Filings; Financial Statements.

(a)
The Company has filed all forms, statements, certifications, reports and documents required to be filed by it with the SEC under Section 13, 14(a) and 15(d) of the Exchange Act for the one year preceding the date of this Agreement and is in compliance with General Instruction I.A.3 of Form S-3. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the filed SEC Reports complied in all material respects with the applicable requirements of the Exchange Act, and, as of the time they were filed, none of the filed SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments from the SEC staff with respect to the SEC Reports. To the Company’s knowledge, none of the SEC Reports are the subject of an ongoing SEC review. The interactive data in eXtensible Business Reporting Language included in the SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto. The Company is not, and has never been, an issuer subject to Rule 144(i) under the Securities Act.

(b)
The consolidated financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods therein specified (except as otherwise noted therein, and except that any unaudited financial statements may not contain certain footnotes and are subject to normal and recurring year-end adjustments). Except as set forth in the Financial Statements filed prior to the date of this Agreement, the Company has not incurred any liabilities, contingent or otherwise, except (i) those incurred in the ordinary course of business, consistent with past practices since the date of such financial statements or (ii) liabilities not required under GAAP to be reflected in the Financial Statements, in either case, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

(c)
The Company is in compliance with its periodic and continuous disclosure obligations under the ASX Listing Rules and the Corporations Act, and as of the date of this Agreement is not withholding any information from disclosure to the ASX under the exceptions in ASX Listing Rule 3.1A, except for the subject matter of this Agreement or the Public Offering.

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3.9
Absence of Changes.  Since December 31, 2024, (a) the Company has conducted its business only in the ordinary course of business and there have been no material transactions entered into by the Company or any of its subsidiaries (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto); (b) no material change to any material contract or arrangement by which the Company or any of its subsidiaries is bound or to which any of its assets or properties is subject has been entered into that has not been disclosed in the SEC Reports; and (c) there has not been any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect; provided, however, that none of the following will be deemed in themselves, either alone or in combination, to constitute, and that none of the following will be taken into account in determining whether there has been or will be, a Material Adverse Effect under this Section 3.9:

(a)
any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company conducts business, provided that the Company is not disproportionately affected thereby;

(b)
general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, provided that the Company is not disproportionately affected thereby;

(c)
any change that generally affects industries in which the Company and its subsidiaries conduct business, provided that the Company is not disproportionately affected thereby;

(d)
earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, fires or other natural disasters, weather conditions, global pandemics, including the COVID-19 pandemic and related strains, epidemic or similar health emergency, and other force majeure events in the United States or any other location, provided that the Company is not disproportionately affected thereby;

(e)
national or international political or social conditions (or changes in such conditions), whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, provided that the Company is not disproportionately affected thereby;

(f)
material changes in laws after the date of this Agreement; and

(g)
in and of itself, any material failure by the Company to meet any published or internally prepared estimates of revenues, expenses, earnings or other economic performance for any period ending on or after the date of this Agreement (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect to the extent that such facts and circumstances are not otherwise described in clauses (i)-(v) of this definition).

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3.10
Intellectual Property. The Company and its subsidiaries own, or have rights to use, all material inventions, patent applications, patents, trademarks, trade names, service names, service marks, copyrights, trade secrets, know how (including unpatented and/or unpatentable proprietary of confidential information, systems or procedures) and other intellectual property as described in the SEC Reports  necessary for, or used in the conduct of their respective businesses (including as described in the SEC Reports) (collectively, “Intellectual Property”), except where any failure to own, possess or acquire such Intellectual Property has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Intellectual Property of the Company and its subsidiaries has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part.  To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, including no liens, security interests, or other encumbrances; and (ii) there is no infringement by third parties of any Intellectual Property, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.  No action, suit, or other proceeding is pending, or, to the Company’s knowledge, is threatened: (A) challenging the Company’s or its subsidiaries’ rights in or to any Intellectual Property; (B) challenging the validity, enforceability or scope of any Intellectual Property; or (C) alleging that the Company or any of its subsidiaries infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.  The Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its subsidiaries in all material respects, and to the Company’s knowledge all such agreements are in full force and effect.  To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property.  The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property.

3.11
Listing. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Global Market under the symbol “AVR.” The CHESS Depositary Interests (“CDIs”), with each CDI representing a unit of beneficial ownership in one share of Common Stock, are duly listed, admitted and authorized for trading on the ASX. The Company is in compliance with all listing requirements of Nasdaq and the ASX applicable to the Company. As of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq, the ASX or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on the Nasdaq Global Market or the listing of the CDIs on the ASX or to deregister the Common Stock under the Exchange Act. The Company has taken no action as of the date of this Agreement that is designed to terminate the registration of the Common Stock under the Exchange Act.

3.12
Clinical Data and Regulatory Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect: (i) the preclinical tests and clinical trials and other studies used to support regulatory approval (collectively, “Studies”) being conducted by or on behalf of, or sponsored by, the Company or its subsidiaries that are described in, or the results of which are referred to in, the SEC Reports were (and, if still pending, are being) conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such Studies and with standard medical and scientific research procedures; (ii) each description of the results of such Studies is accurate and complete in all material respects and fairly presents the data derived from such Studies, and the Company and its subsidiaries have no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the SEC Reports; (iii) the Company and its subsidiaries have made all such filings and obtained all such approvals as may be required by the FDA or from any other U.S. federal, state or local government or foreign regulatory body or Drug Regulatory Agency, or Institutional Review Board, each having jurisdiction over biopharmaceutical products (collectively, the “Regulatory Agencies”) for the conduct of its business as described in the SEC Reports; (iv) neither the Company nor any of its subsidiaries has received any notice of, or correspondence from, any of the Regulatory Agencies requiring the termination or suspension of or imposing any clinical hold on any clinical trials that are described or referred to in the SEC Reports; and (v) the Company and its subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

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3.13
Compliance with Health Care Laws.  The Company and its subsidiaries are in compliance in all material respects with all Health Care Laws to the extent applicable to the current business of the Company and its subsidiaries or any of their respective activities.  For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.) and the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)); (iii) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) the European Union (“EU”) Medical Devices Regulation (Regulation (EU) No. 2017/745); (vi) all other applicable local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its subsidiaries; and (vii) the regulations promulgated pursuant to such laws and any state or foreign counterpart thereof.  Neither the Company nor any of its subsidiaries has received written or, to the Company’s knowledge, oral notice of any claim, action, suit, proceeding, hearing, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, investigation, arbitration or other action threatened.  The Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission).  Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.  Additionally, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of their respective employees, officers, directors or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion.

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3.14
Investment Company Act. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

3.15
General Solicitation; No Integration or Aggregation. Neither the Company nor any other Person authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Shares pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (a) integrated with the offer and sale of the Shares pursuant to this Agreement for purposes of the Securities Act or (b) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the Nasdaq Global Market. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 4 hereof, neither the Company nor any of its Affiliates, its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby.

3.16
Brokers and Finders. Other than Wells Fargo Securities, LLC, neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

3.17
Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and, to the knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope; (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder; or (C) except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, any laws with respect to import and export control and economic sanctions, including the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations, and economic sanctions regulations and executive orders administered by the U.S. Department of the Treasury Office of Foreign Asset Control.

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3.18
Reliance by the Investor. The Company has a reasonable basis for making each of the representations set forth in this Section 3. The Company acknowledges that the Investor will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.

4.         Representations and Warranties of the Investor. The Investor represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the date of this Agreement and the Closing Date:

4.1
Organization. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

4.2
Authorization. The Investor has all requisite corporate or similar power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements. All corporate, member or partnership action on the part of the Investor or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the other transactions contemplated in the Transaction Agreements have been taken. The execution, delivery and performance by the Investor of the Transaction Agreements the Investor is a party have been duly authorized, and each has been, or will be, duly executed. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3
No Conflicts. The execution, delivery and performance of the Transaction Agreements by the Investor, the purchase of the Shares in accordance with their terms and the consummation by the Investor of the other transactions contemplated by this Agreement and the other Transaction Agreements will not conflict with or result in any violation of, breach or default by the Investor (with or without notice or lapse of time, or both) under, conflict with or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (a) any provision of the organizational documents of the Investor, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable, or (b) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulation, applicable to the Investor or its properties or assets, except, in the case of clause (b), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Investor to perform its obligations under the Transaction Agreements.

4.4
Residency. The Investor’s offices in which its investment decision with respect to the Shares was made are located at the address set forth in Section 8.2, except as otherwise communicated by the Investor to the Company.

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4.5
Brokers and Finders. The Investor has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.6
Investment Representations and Warranties. The Investor hereby represents and warrants that, as of the date of this Agreement, it is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Shares. The Investor further represents and warrants that (a) it is capable of evaluating the merits and risks of such investment, and (b) that it has not been organized for the purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c). If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction. The Investor understands and agrees that the offering and sale of the Shares has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein.

4.7
Intent. The Investor is purchasing the Shares solely for the Investor’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of the Shares in compliance with applicable federal and state securities laws. The Investor has no present arrangement to sell the Shares to or through any Person. The Investor understands that the Shares must be held indefinitely unless the Shares are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available. Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Shares for any period of time.

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4.8
Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and the Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that the Investor (a) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (b) has exercised independent judgment in evaluating its participation in the purchase of the Shares. The Investor acknowledges that the Investor is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor. The Investor is, at this time and in the foreseeable future, able to afford the loss of the Investor’s entire investment in the Shares and the Investor acknowledges specifically that a possibility of total loss exists.

4.9
Independent Investment Decision. The Investor understands that nothing in the Transaction Agreements or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in the Investor’s sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

4.10
Shares Not Registered; Legends. The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Investor understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. The Investor understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and requirements relating to the Company which are outside of the Investor’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. The Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

The Investor understands that any certificates or book entry notations evidencing the Shares may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).”

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“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN INVESTOR RIGHTS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).”

In addition, the Shares may contain a legend regarding affiliate status of the Investor, if applicable.

4.11
No General Solicitation. The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from the Company. The Investor became aware of this offering of the Shares solely as a result of a pre-existing, substantive relationship with the Company, or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, Affiliates, directors, officers, managers, members, or employees, or the representatives of such Persons. The Shares were offered to the Investor solely by direct contact between the Investor and the Company or their respective representatives. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means, and none of the Company or any of its representatives acted as investment advisor, broker or dealer to the Investor. The Investor is not purchasing the Shares as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

4.12
Access to Information. In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor, upon the SEC Reports, upon announcements made to the ASX and upon the representations, warranties and covenants set forth herein. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares as the Investor and the Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and that the Investor has independently made its own analysis and decision to invest in the Company. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, limit or otherwise affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

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4.13
Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Investor was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date of this Agreement. Other than to the Company and its advisors and agents and to the Investor’s advisors and agents who had a need to know such information, the Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

5.           Covenants.

5.1
Further Assurances. Each party agrees to cooperate with the other party and the other party’s respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions of this Agreement and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other party hereto in complying with the terms of this Agreement. The Investor acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 4 of this Agreement are no longer accurate.

5.2
Listing. The Company shall use commercially reasonable efforts to maintain the listing and trading of its Common Stock on the Nasdaq Global Market and, in accordance therewith, will use reasonable best efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of Nasdaq.

5.3         Disclosure of Transactions.

(a)
On or before the fourth (4th) Business Day following the date of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K disclosing all material terms of the transactions contemplated by this Agreement.

(b)
Immediately following entry into this Agreement, the Company will announce the material terms of the transactions contemplated by this Agreement to the ASX together with an Appendix 3B as required by ASX Listing Rule 3.10.3(a).

(c)
Immediately following issuance of the Shares, the Company will release an Appendix 3G as required by ASX Listing Rule 3.10.3C and a cleansing statement (or cleansing prospectus, if that is not possible).

5.4
Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investor, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

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5.5
Removal of Legends.

(a)
Subject to and as required by the Investor Rights Agreement, in connection with any sale, assignment, transfer or other disposition of the Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends as soon as reasonably practicable following any such request therefor from the Investor, provided that the Company has timely received from the Investor customary representations and other documentation reasonably acceptable to the Company in connection therewith. The Company shall be responsible for the fees of its Transfer Agent and its legal counsel associated with such legend removal.

(b)
Commencing on the second anniversary of the Closing Date, subject to receipt from the Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares (i) have been sold under the Securities Act pursuant to an effective registration statement; (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor provision), the Company shall, in accordance with the provisions of this Section 5.5(b) and as soon as reasonably practicable following any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement.

5.6
Withholding Taxes. The Investor agrees to furnish the Company with any information, representations and forms as shall reasonably be requested by the Company from time to time to assist the Company in complying with any applicable tax law (including any withholding obligations).

5.7
Fees and Commissions. The Company shall be solely responsible for the payment of any placement agent’s fees, financial advisory fees or broker’s commissions (other than for Persons engaged by the Investor) relating to or arising out of the transactions contemplated hereby.

5.8
No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investor under the Transaction Agreements.

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5.9
Indemnification.

(a)
The Company agrees to indemnify and hold harmless the Investor and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisors and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Agreements, and will reimburse any such Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s fraud or willful misconduct.

(b)
Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of and (iii) does not include any admission of fault, culpability, wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

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5.10
Subsequent Equity Sales. From the date of this Agreement until ninety (90) days after the Closing Date, the Company shall not (i) issue shares of Common Stock or Common Stock Equivalents other than in connection with the Public Offering, (ii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Stock or (iii) file with the SEC a registration statement under the Securities Act relating to any shares of Common Stock or Common Stock Equivalents, except in connection with the Public Offering or pursuant to the terms of the Registration Rights Agreement. Notwithstanding the foregoing, the provisions of this Section 5.10 shall not apply to (a) the issuance of the Shares hereunder, (b) the issuance of Common Stock or Common Stock Equivalents upon the conversion, exercise or vesting of any securities of the Company outstanding on the date of this Agreement or outstanding pursuant to clause (c) below, (c) the issuance of any Common Stock or Common Stock Equivalents pursuant to any Company stock-based compensation plans or in accordance with Nasdaq Stock Market Rule 5635(c)(4), (d) the filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities under an equity incentive plan or employee stock purchase plan or (e) the issuance of Common Stock in connection with the Public Offering.

6.           Conditions of Closing.

6.1
Conditions to the Obligation of the Investor. The obligation of the Investor to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Shares being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:

(a)
Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date of this Agreement and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as of such earlier date.

(b)
Minimum Purchase. The Investor shall have received evidence reasonably acceptable to the Investor that the number of Shares to be purchased by the Investor pursuant to Section 2.1 shall be not less than 16% of the total number issued and outstanding shares of Common Stock on a pro forma basis giving effect to the Public Offering and the purchase of the Shares under this Agreement.

(c)
Performance. The Company shall have performed in all material respects the obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(d)
No Injunction. The purchase of and payment for the Shares by the Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation, and no such prohibition shall have been threatened in writing.

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(e)
Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Shares, all of which shall be in full force and effect.

(f)
Transfer Agent. The Company shall have furnished all required materials to the Transfer Agent to reflect the issuance of the Shares at the Closing.

(g)
Adverse Changes. Since the date of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(h)
Opinion of Company Counsel. The Company shall have delivered to the Investor the opinion of Sidley Austin LLP, dated as of the Closing Date, in customary form and substance to be reasonably agreed upon with the Investor and addressing such legal matters as the Investor and the Company reasonably agree.

(i)
Compliance Certificate. An authorized officer of the Company shall have delivered to the Investor at the Closing Date a certificate certifying that the conditions specified in Sections 6.1(a) (Representations and Warranties), 6.1(b) (Performance), 6.1(d) (No Injunction), 6.1(e) (Consents), 6.1(f) (Transfer Agent), 6.1(g) (Adverse Changes), 6.1(m) (Listing Requirements) and 6.1(n) (No Injunction) of this Agreement have been fulfilled.

(j)
Secretary’s Certificate. The Secretary of the Company shall have delivered to the Investor at the Closing Date a certificate certifying (A) the Amended and Restated Certificate of Incorporation; (B) the Amended and Restated Bylaws; and (C) resolutions of the Board of Directors (or an authorized committee thereof) approving the Transaction Agreements, the transactions contemplated by the Transaction Agreements and the issuance of the Shares.

(k)
Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”) to the Investor.

(l)
Investor Rights Agreement. The Company shall have executed and delivered the Investor Rights Agreement in the form attached hereto as Exhibit B (the “Investor Rights Agreement”) to the Investor.

(m)
Listing Requirements. No stop order or suspension of trading shall have been imposed by Nasdaq, the ASX, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock (other than any trading halt associated with the conduct of the Public Offering, if applicable). The Common Stock shall be listed on a National Exchange and shall not have been suspended, as of the Closing Date, by the SEC or the National Exchange from trading thereon nor shall suspension by the SEC or the National Exchange have been threatened, as of the Closing Date, in writing by the SEC or the National Exchange; and the Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares and Nasdaq shall have raised no objection to such notice and the transactions contemplated hereby.

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(n)
No Injunction. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental body, shall have been issued, and no action or proceeding shall have been instituted by any governmental body, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Agreements.

(o)
Payment. Except as may be agreed to between the Company and the Investor in accordance with Section 2.2 of this Agreement, the Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by the Investor at the Closing as determined pursuant to Section 2.1.

6.2
Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to the Investor the Shares to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a)
Representations and Warranties. The representations and warranties of the Investor in Section 4 hereto shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties, covenants and agreements of the Investor contained in this Agreement as of the Closing Date.

(b)
Performance. The Investor shall have performed or complied with in all material respects all obligations and conditions herein required to be performed or observed by the Investor on or prior to the Closing Date.

(c)
Injunction. The purchase of and payment for the Shares by the Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d)
Registration Rights Agreement. The Investor shall have executed and delivered the Registration Rights Agreement to the Company in the form attached hereto as Exhibit A.

(e)
Investor Rights Agreement. The Investor shall have executed and delivered the Investor Rights Agreement to the Company in the form attached hereto as Exhibit B.

(f)
Payment. Except as may be agreed to among the Company and the Investor in accordance with Section 2.2 of this Agreement, the Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by the Investor as determined pursuant to Section 2.1.

7.           Termination.

7.1
Termination. The obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing shall terminate as follows:

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(a)
upon the mutual written consent of the Company and the Investor prior to the Closing;

(b)
by the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(c)
by the Investor if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(d)
by either the Company or the Investor if the Closing has not occurred on or prior to the tenth Business Day following the date of this Agreement;

provided, however, that, in the case of clauses (b) and (c) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in the Transaction Agreements if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

7.2
Notice. Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the other terms and provisions of the Transaction Agreements or to impair the right of any party to compel specific performance by any other party of its other obligations under the Transaction Agreements.

8.           Miscellaneous Provisions.

8.1
Public Statements or Releases. Except as set forth in Section 5.3, neither the Company nor the Investor shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior consent of the other party (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, and subject to compliance with Section 5.3, nothing in this Section 8.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange or securities market, in which case the Company shall allow the Investor reasonable time to comment on such release or announcement in advance of such issuance, and the Company will consider in good faith any Investor comments (except that the Company shall not be required to consult with the Investor on any standard notifications to be given to the ASX relating to the Company’s securities on issue as result of the transactions provided for under this Agreement). The Company shall not include the name of the Investor in any press release or public announcement (which, for the avoidance of doubt, shall not include any filing with the SEC if so required by the applicable rules of the SEC) without the prior written consent of the Investor, except as otherwise required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company shall allow the Investor, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance (except that the Company shall not be required to consult with the Investor on any standard notifications to be given to the ASX relating to the Company’s securities on issue as result of the transactions provided for under this Agreement). Notwithstanding anything to the contrary in this Section 8.1, Investor review shall not be required for Company disclosures that are substantially consistent with prior Company disclosures.

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8.2
Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

If to the Company, addressed as follows:

Anteris Technologies Global Corp.
860 Blue Gentian Road, Suite 340
Eagan, Minnesota 55121
Attention: General Counsel
Email: generalcounsel@anteristech.com

with a copy to (which shall not constitute notice):

Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 Attention: Beth E. Berg Email: bberg@sidley.com	Sidley Austin LLP 555 California Street, Suite 2000 San Francisco, California 94104 Attention: Carlton Fleming Email: cfleming@sidley.com

If to the Investor, addressed as follows:

c/o Medtronic, Inc.
Medtronic Operational Headquarters
710 Medtronic Parkway
Minneapolis, Minnesota 55432-5604
Attention: Chris Eso; Peter Shimabukuro
Email: chris.e.eso@medtronic.com; peter.t.shimabukuro@medtronic.com with a copy to (which shall not constitute notice):

Fredrikson & Byron, P.A.
60 South Sixth Street, Suite 1500
Minneapolis, Minnesota 55402
Attention: Christopher Melsha; Andrew Nick
Email: cmelsha@fredlaw.com; anick@fredlaw.com

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

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8.3
Consent to Electronic Notice. The Investor consents to the delivery of any stockholder notice pursuant to Section 232 of the Delaware General Corporation Law, as amended or superseded from time to time, at the e-mail address set forth in Section 8.2, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

8.4
Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.5
Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(a)
This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction.

(b)
The Company and the Investor hereby irrevocably and unconditionally:

(i)
submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware);

(ii)
consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii)
agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.2 or at such other address of which the other party shall have been notified pursuant thereto;

(iv)
agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

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(v)
agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi)
agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii)
irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

8.6
Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.7
Expenses. Except as expressly set forth in the Transaction Agreements to the contrary, each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Shares and the consummation of the transactions contemplated thereby; provided, however, that the Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes (other than income taxes) and duties levied in connection with the delivery of the Shares to the Investor.

8.8
Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another Person (a) to perform all or part of its obligations under this Agreement or (b) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of the Investor, and (y) the Investor, in the case of the Company, provided that the Investor may, without the prior consent of the Company but following delivery of written notice to the Company, assign its rights to purchase the Shares hereunder to any of its Affiliates (provided such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver to the Company an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

8.9
Confidential Information.

(a)
The terms and conditions of that certain Confidentiality Agreement, dated as of June 25, 2024 (the “Confidentiality Agreement”), between the Company and the Investor shall continue in full force and effect following the Closing.

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(b)
The Company may request from the Investor such reasonable and customary additional information as the Company may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Investor confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq or the ASX. The Investor acknowledges that the Company may file a copy of the Transaction Agreements with the SEC as exhibits to a periodic report or a registration statement of the Company.

8.10
Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third-party beneficiary with respect to this Agreement or the transactions contemplated hereby.

8.11
Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.12
Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

8.13
Entire Agreement; Amendments. This Agreement, the other Transaction Agreements (including all schedules and exhibits hereto and thereto) and the Confidentiality Agreement constitute the entire agreement between the parties hereto respecting the subject matter of this Agreement and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral. No amendment, modification, alteration or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Investor. The Company, on the one hand, and the Investor, on the other hand, may by an instrument signed in writing by such party waive the performance, compliance or satisfaction by the Investor or the Company, respectively, with any term or provision of this Agreement or any condition hereto to be performed, complied with or satisfied by the Investor or the Company, respectively.

8.14
Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Shares in accordance with their respective terms.

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8.15
Contract Interpretation. This Agreement is the joint product of the Investor and the Company and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against either party hereto. For purposes of this Agreement, the word “or” is not exclusive.

8.16
Arm’s-Length Negotiations. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Shares were determined as a result of arm’s-length negotiations.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

ANTERIS TECHNOLOGIES GLOBAL CORP.

By:	/s/ Wayne Paterson
Wayne Paterson
Vice Chairman and Chief Executive Officer

Stock Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

COVIDIEN GROUP S.À.R.L.

By:	/s/ Salvador Sens
Name:	Salvador Sens
Title:	General Manager

Stock Purchase Agreement

EXHIBIT A

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January 22, 2026, is entered into by and between Anteris Technologies Global Corp., a Delaware corporation (the “Company”), and Covidien Group S.à r.l., a Luxembourg company (together with its respective permitted assigns, the “Investor”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Stock Purchase Agreement by and between the parties hereto, dated as of January 20, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

WHEREAS, upon the terms and subject to the conditions of the Purchase Agreement, the Company has agreed to issue to the Investor, and the Investor has agreed to purchase, an aggregate of up to $90.0 million of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to the Purchase Agreement;

WHEREAS, to induce the Investor to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws; and

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.
Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the recitals.

“Allowed Delay” has the meaning set forth in Section 2(d).

“Availability Date” has the meaning set forth in Section 3(h).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or Australia or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Claims” has the meaning set forth in Section 6(a).

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the recitals.

“DGCL” has the meaning set forth in Section 10(b).

“Effectiveness Deadline” has the meaning set forth in Section 2(b).

“Exchange Act” has the meaning set forth in Section 3(b).

“Filing Deadline” has the meaning set forth in Section 2(a).

“Indemnified Damages” has the meaning set forth in Section 6(a).

“Indemnified Party” has the meaning set forth in Section 6(b).

“Indemnified Person” has the meaning set forth in Section 6(a).

“Initial Registration Statement” has the meaning set forth in Section 2(a).

“Investor” has the meaning set forth in the recitals.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of January 22, 2026, between the Company and the Investor.

“New Registration Effectiveness Deadline” has the meaning set forth in Section 2(c).

“New Registration Filing Deadline” has the meaning set forth in Section 2(c).

“New Registration Statement” has the meaning set forth in Section 2(c).

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Prospectus” means (a) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (b) any “free writing prospectus” as defined in Rule 405 under the Securities Act, relating to the terms of the offering of any portion of the Registrable Securities.

“Purchase Agreement” has the meaning set forth in the recitals.

“Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the Securities Act and providing for offering securities on a continuous basis, and the declaration or ordering of effectiveness of such registration statement(s) by the U.S. Securities and Exchange Commission (the “SEC”).

“Registrable Securities” means the Shares and any Common Stock issued or issuable with respect to the Shares as a result of any stock split or subdivision, stock dividend, recapitalization, exchange or similar event. Registrable Securities shall cease to be Registrable Securities upon the date on which the Investor shall have resold all the Registrable Securities covered by the Registration Statement.

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“Registration Expenses” means all registration and filing fee expenses incurred by the Company in effecting any registration pursuant to this Agreement, including (i) all registration, qualification, and filing fees, printing expenses, and any other fees and expenses associated with filings required to be made with the SEC, FINRA or any other regulatory authority, (ii) all fees and expenses in connection with compliance with or clearing the Registrable Securities for sale under any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses, and (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance).

“Registration Period” has the meaning set forth in Section 2(b).

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, that Registers Registrable Securities, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement as may be necessary to comply with applicable securities laws. “Registration Statement” shall also include a New Registration Statement, as amended when each became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the SEC.

“Securities Act” has the meaning set forth in the recitals.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all similar fees and commissions relating to the Investor’s disposition of the Registrable Securities.

“Shares” has the meaning set forth in the recitals.

“Suspension Event” has the meaning set forth in Section 3(e).

“Underwritten Offering” has the meaning set forth in Section 2(f)(i).

“Takedown Notice” has the meaning set forth in Section 2(f)(i).

“Violations” has the meaning set forth in Section 6(a).

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2.
Registration.

(a)
Mandatory Registration. The Company shall, as promptly as reasonably practicable and in any event no later than the 18th-month anniversary of the Closing Date (the “Filing Deadline”), prepare and file with the SEC an initial Registration Statement (the “Initial Registration Statement”) covering the resale of all Registrable Securities. Before filing the Registration Statement, the Company shall furnish to the Investor a copy of the Registration Statement. The Investor and its counsel shall have at least three Business Days prior to the anticipated filing date of a Registration Statement to review and comment upon such Registration Statement and any amendment or supplement to such Registration Statement and any related Prospectus, prior to its filing with the SEC. Subject to any SEC comments, such Registration Statement shall include the plan of distribution substantially in the form attached hereto as Exhibit A. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder of securities of the Company without the prior written consent of the Investor. The Company shall (i) use commercially reasonable efforts to address in each such document prior to being so filed with the SEC such comments as the Investor or its counsel reasonably proposed by the Investor, and (ii) not file any Registration Statement or Prospectus or any amendment or supplement thereto containing information regarding the Investor to which Investor reasonably objects, unless such information is required to comply with any applicable law or regulation. The Investor shall furnish all information reasonably requested by the Company and as shall be reasonably required in connection with any registration referred to in this Agreement.

(b)
Effectiveness. The Company shall use its reasonable best efforts to have the Initial Registration Statement and any amendment declared effective by the SEC at the earliest possible date but no later than the earlier of (i) the 75th calendar day following the initial filing date of the Initial Registration Statement if the SEC notifies the Company that it will “review” the Initial Registration Statement and (ii) the fifth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Initial Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Deadline”). The Company shall notify the Investor by e-mail as promptly as practicable, and in any event, within 24 hours, after the Registration Statement is declared effective or is supplemented and shall provide the Investor with copies of any Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. The Company shall use reasonable best efforts to keep the Initial Registration Statement continuously effective pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Investor of all of the Registrable Securities covered thereby at all times until the earliest to occur of the following events: (i) the date on which the Investor shall have resold all the Registrable Securities covered thereby; and (ii) the date on which the Registrable Securities may be resold by the Investor without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect (the “Registration Period”). The Initial Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

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(c)
Sufficient Number of Shares Registered. In the event the number of shares available under the Initial Registration Statement at any time is insufficient to cover the Registrable Securities, the Company shall, to the extent necessary and permissible, amend the Initial Registration Statement or file a new registration statement (together with any prospectuses or prospectus supplements thereunder, a “New Registration Statement”), so as to cover all of such Registrable Securities as soon as reasonably practicable, but in any event not later than ten Business Days after the necessity therefor arises (the “New Registration Filing Deadline”). The Company shall use its reasonable best efforts to have such amendment and/or New Registration Statement become effective as soon as reasonably practicable following the filing thereof but no later than the earlier of (i) the 75th calendar day following the initial filing date of the New Registration Statement if the SEC notifies the Company that it will “review” the New Registration Statement and (ii) the fifth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the New Registration Statement will not be “reviewed” or will not be subject to further review (the earlier of such dates, the “New Registration Effectiveness Deadline”). The provisions of Sections 2(a) and (b) shall apply to the New Registration Statement, except as modified hereby.

(d)
Liquidated Damages. If at any time after the expiration of the Restricted Period (as defined in the Investor Rights Agreement) (i) the Initial Registration Statement has not been declared effective by the Effectiveness Deadline, (ii) if applicable, a New Registration Statement has not been filed by the New Registration Filing Deadline, (iii) if applicable, a New Registration Statement has not been declared effective by the New Registration Effectiveness Deadline or (iv) after any Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update such Registration Statement), but excluding any Allowed Delay (as defined below), then the Company will make payments to the Investor then holding Registrable Securities (or its transferee), as liquidated damages and not as a penalty, in an amount equal to 1% of the aggregate amount paid pursuant to the Purchase Agreement by the Investor for such Registrable Securities then held by the Investor for each 30-day period or pro rata for any portion thereof during which the failure continues (the “Blackout Period”), provided that no liquidated damages shall be payable if and to the extent to, despite best efforts by the Company to avoid a breach hereof, the Company’s failure was caused by a government shutdown resulting in the SEC’s inability to review or declare effective the Registration Statement. Such payments shall constitute the Investor’s exclusive monetary remedy for such events, but shall not affect the right of the Investor to seek injunctive relief. The amounts payable as liquidated damages pursuant to this paragraph shall be paid in cash no later than five  Business Days after each such 30-day period following the commencement of the Blackout Period until the termination of the Blackout Period (the “Blackout Period Payment Date”). Interest shall accrue at the rate of 8% per annum on any such liquidated damages payments that shall not be paid by the Blackout Period Payment Date until such amount is paid in full. Notwithstanding the above, in no event shall the aggregate amount of liquidated damages (or interest thereon) paid under this Agreement to the Investor exceed 5.0% of the aggregate purchase price of the Shares purchased by the Investor under the Purchase Agreement.  Notwithstanding anything in this Section 2(d) to the contrary, during any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities because any Investor fails to furnish information required to be provided pursuant to Section 2(a) or Section 4(a) within three  Business Days of the Company’s request, any liquidated damages that would otherwise accrue as to such Investor only shall be tolled until such information is delivered to the Company.

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(e)
Allowed Delays. On no more than two occasions and for not more than 30 consecutive days or for a total of not more than 60 days in any 12 month period, the Company may delay the effectiveness of the Initial Registration Statement or any other Registration Statement, or suspend the use of any Prospectus, in the event that the Company or the Board of Directors determines, in good faith and upon advice of legal counsel, that such delay or suspension is necessary to (i) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (ii) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (A) notify the Investor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of the Investor) disclose to the Investor any material non-public information giving rise to an Allowed Delay, (B) advise the Investor in writing to cease all sales under the applicable Registration Statement until the end of the Allowed Delay and (C) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(f)
Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in any Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (provided, however, the Company shall be obligated to use reasonable best efforts to advocate with the SEC for the registration of all of the Registrable Securities) or requires any Investor to be named as an “underwriter,” the Company shall (i) promptly notify each holder of Registrable Securities thereof and (ii) make commercially reasonable efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that the Investor is not an “underwriter.” The Investor shall have the right to select one legal counsel to review and oversee any registration or matters pursuant to this Section 2(f), including participation in any meetings or discussions with the SEC regarding the SEC’s position and to comment on any written submission made to the SEC with respect thereto. No such written submission with respect to this matter shall be made to the SEC to which the Investor’s counsel reasonably objects. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 2(f), the SEC refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415; provided, however, that the Company shall not name the Investor as an “underwriter” in such Registration Statement without the prior written consent of the Investor (provided that, in the event the Investor withholds such consent, the Company shall have no obligation hereunder to include any Registrable Securities of the Investor in any Registration Statement covering the resale thereof until such time as the SEC no longer requires the Investor to be named as an “underwriter” in such Registration Statement or the Investor otherwise consents in writing to being so named).

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(g)
Underwritten Offering.

(i)
At any time following the effectiveness of the Registration Statement required by Section 2(a) and the expiration of the Restricted Period (as defined in the Investor Rights Agreement), the Investor may request to sell all or a portion of their Registrable Securities in an underwritten offering that is registered pursuant to such Registration Statement (an “Underwritten Offering”), provided that the Investor may not demand more than one (1) Underwritten Offering during the Registration Period. A request for an Underwritten Offering shall be made by giving written notice to the Company (the “Takedown Notice”). The Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Underwritten Offering. The Company shall enter into an underwriting agreement in a form as is customary in underwritten offerings of securities by the Company with the managing underwriter selected by the Company (which managing underwriter shall be subject to approval of the Investor, which approval shall not be unreasonably withheld) and shall take all such other reasonable actions as are requested by the managing underwriter in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement. In connection with any Underwritten Offering contemplated by this Section 2(f), subject to Sections 2(d) and 3(e), the underwriting agreement into which the Investor and the Company shall enter shall contain such representations, covenants, indemnities and other rights and obligations as are customary in underwritten offerings of securities by the Company.

(ii)
In connection with an Underwritten Offering, if the managing underwriter advises the Company that in its opinion the number of Registrable Securities proposed to be included in such offering (inclusive of any shares of Common Stock that the Company intends to include in the Underwritten Offering as part of a primary issuance) exceeds the maximum number of shares of Common Stock that can be sold in such offering without being likely to materially delay or jeopardize the success or timing of the offering (including the price per share of Common Stock proposed to be sold in such offering), the Company shall include in such Underwritten Offering the Registrable Securities of the Investor based on the total amount of Registrable Securities requested to be included therein by the Investor that can be sold without exceeding such maximum number of share of Common Stock.

3.
Related Company Obligations. With respect to the Registration Statement and whenever any Registrable Securities are to be Registered pursuant to Section 2 hereof, including on the Initial Registration Statement or on any New Registration Statement, the Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a)
Notifications. The Company will promptly notify the Investor of the time when any subsequent amendment to the Initial Registration Statement or any New Registration Statement, other than documents incorporated by reference, has been filed with the SEC and/or has become effective or where a receipt has been issued therefor or any subsequent supplement to a Prospectus has been filed and of any request by the SEC for any amendment or supplement to the Registration Statement, any New Registration Statement or any Prospectus or for additional information.

(b)
Amendments. The Company will prepare and file with the SEC any amendments, post-effective amendments or supplements to the Initial Registration Statement, any New Registration Statement or any Prospectus, as applicable, that, (i) as may be necessary to keep such Registration Statement effective for the Registration Period and to comply with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the distribution of all of the Registrable Securities covered thereby, or (ii) in the reasonable opinion of the Investor and the Company, as may be necessary or advisable in connection with any acquisition or sale of Registrable Securities by the Investor.

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(c)
Investor Review. The Company will not file any amendment or supplement to the Registration Statement, any New Registration Statement or any Prospectus, other than documents incorporated by reference, relating to the Investor, the Registrable Securities or the transactions contemplated hereby unless (i) the Investor and its counsel shall have been advised and afforded the opportunity to review and comment thereon at least three (3) Business Days prior to filing with the SEC and (ii) the Company shall have given reasonable due consideration to any comments thereon received from the Investor or its counsel.

(d)
Copies Available. The Company will furnish to the Investor and its counsel copies of the Initial Registration Statement, any Prospectus thereunder (including all documents incorporated by reference therein), any Prospectus supplement thereunder, any New Registration Statement and all amendments to the Initial Registration Statement or any New Registration Statement that are filed with the SEC during the Registration Period (including all documents filed with or furnished to the SEC during such period that are deemed to be incorporated by reference therein), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment) and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor that are covered by such Registration Statement, in each case as soon as reasonably practicable upon the Investor’s request and in such quantities as the Investor may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document to the Investor to the extent such document is available on EDGAR.

(e)
Notification of Stop Orders; Material Changes. The Company shall use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order as soon as practicable. The Company shall advise the Investor promptly (but in no event later than 24 hours) and shall confirm such advice in writing, in each case: (i) of the Company’s receipt of notice of any request by the SEC or any other federal or state governmental authority for amendment of or a supplement to the Registration Statement or any Prospectus or for any additional information; (ii) of the Company’s receipt of notice of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Registration Statement or prohibiting or suspending the use of any Prospectus or Prospectus supplement, or any New Registration Statement, or of the Company’s receipt of any notification of the suspension of qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or contemplated initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in any Registration Statement or any Prospectus untrue or which requires the making of any additions to or changes to the statements then made in any Registration Statement or any Prospectus in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend any Registration Statement or any Prospectus to comply with the Securities Act or any other law. The Company shall not be required to disclose to the Investor the substance of specific reasons of any of the events set forth in clause (i) to (iii) of the immediately preceding sentence (each, a “Suspension Event”), but rather, shall only be required to disclose that the event has occurred. If at any time the SEC, or any other federal or state governmental authority shall issue any stop order suspending the effectiveness of any Registration Statement or prohibiting or suspending the use of any Prospectus or Prospectus supplement, the Company shall use its reasonable best efforts to obtain the withdrawal of such order at the earliest practicable time. The Company shall furnish to the Investor, without charge, a copy of any correspondence from the SEC or the staff of the SEC, or any other federal or state governmental authority to the Company or its representatives relating to the Initial Registration Statement, any New Registration Statement or any Prospectus, or Prospectus supplement as the case may be. In the event of a Suspension Event set forth in clause (iii) of the second sentence of this Section 3(e), the Company will use its commercially reasonable efforts to publicly disclose such event as soon as reasonably practicable, or otherwise resolve the matter such that sales under Registration Statements may resume; provided, however, that if the Company has a bona fide business purpose for not making such information public, the Company may suspend the use of all Registration Statements for up to 60 consecutive calendar days; provided, further, that the Company may not suspend the use of all Registration Statements more than twice, or for more than 90 total calendar days, in each case during any twelve-month period.

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(f)
Confirmation of Effectiveness. If reasonably requested by the Investor at any time in respect of any Registration Statement, the Company shall deliver to the Investor a written confirmation (email being sufficient) from the Company’s counsel of whether or not the effectiveness of such Registration Statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not such Registration Statement is currently effective and available to the Company for sale of Registrable Securities.

(g)
Listing. The Company shall use best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on the Nasdaq Global Market.

(h)
Compliance. The Company shall otherwise use best efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Investor in writing if, at any time during the Registration Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investor is required to deliver a prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder, and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least 12 months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this Section 3(h), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

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(i)
Blue-Sky. The Company shall register or qualify or cooperate with the Investor and its counsel in connection with the registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the Investor; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(i), (B) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(i), or (C) file a general consent to service of process in any such jurisdiction.

(j)
Rule 144. With a view to making available to the Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (A) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, until the earlier of (1) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (2) such date as there are no longer Registrable Securities; (B) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; (C) furnish electronically to the Investor upon request, as long as the Investor owns Registrable Securities, (1) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (2) a copy of or electronic access to the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (3) such other information as may be reasonably requested in order to avail the Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

(k)
Cooperation. The Company shall cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates or uncertificated shares representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the holders of the Registrable Securities may reasonably request to the extent permitted by such Registration Statement or Rule 144 to effect sales of Registrable Securities; for the avoidance of doubt, the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System.

(l)
Underwritten Offering. In the case of an Underwritten Offering requested pursuant to Section 2(f), the Company shall use its reasonable best efforts to (i) cause the Company’s independent accountants to provide customary “cold comfort” letters to the underwriters of such Underwritten Offering in connection therewith and (ii) cause the Company’s counsel to furnish customary legal opinions to such underwriters in connection therewith.

4.
Obligations of the Investor.

(a)
Investor Information. The Investor shall provide a completed Investor Questionnaire in the form attached hereto as Exhibit B in connection with the registration of the Registrable Securities.

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(b)
Suspension of Sales. The Investor agrees that, upon receipt of any notice from the Company of the existence of an Allowed Delay or a Suspension Event as set forth in Section 3(e) hereof, the Investor will promptly discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until the Investor’s receipt of a notice from the Company confirming the resolution of such Allowed Delay or Suspension Event and that such dispositions may again be made; provided, for the avoidance of doubt, that the foregoing shall not limit the right of the Investor to sell or otherwise dispose of the Registrable Securities pursuant to Rule 144 or any other exemption from the registration requirements of the Securities Act or to settle a transaction pursuant to a Registration Statement as to which a contract for such sale was entered into prior to the Investor’s receipt of the notice from the Company of the existence of the Allowed Delay or Suspension Event. The Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Investor in accordance with any sale of Registrable Securities pursuant to a Registration Statement with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of the notice from the Company of the existence of the Allowed Delay or Suspension Event.

(c)
Investor Cooperation. The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any amendments and supplements to any Registration Statement or New Registration Statement hereunder, unless the Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(d)
Lockup. The Investor shall, in connection with an Underwritten Offering requested pursuant to Section 2(f) in which the Investor participates, upon the request of the underwriters managing such Underwritten Offering, agree in writing not to effect any sale, disposition or distribution of any Registrable Securities (other than that included in such Underwritten Offering) and such other customary exceptions agreed to by the managing underwriters for an Underwritten Offering, without the prior written consent of the underwriters for such period of time as such underwriters may specify, but in no event to exceed 90 days from the date of the final Prospectus with respect to each such underwritten offering.

5.
Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Investor shall be borne by the Investor.

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6.
Indemnification.

(a)
To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each Person, if any, who controls the Investor, the members, the directors, officers, partners, employees, members, managers, agents, representatives and advisors of the Investor and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, obligation, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs and costs of preparation), reasonable and documented attorneys’ fees, amounts paid in settlement or reasonable and documented expenses, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus, or any amendment or supplement thereof, or (ii) any violation or alleged violation by the Company or any of its subsidiaries of the Securities Act, Exchange Act or any other state securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered or any rule or regulation promulgated thereunder applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration of the Registrable Securities (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable out-of-pocket legal fees or other reasonable and documented expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (A) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by the Investor or such Indemnified Person specifically for use in such Registration Statement or prospectus and was reviewed and approved in writing by the Investor or such Indemnified Person expressly for use in connection with the preparation of any Registration Statement, any prospectus or any such amendment thereof or supplement thereto (and actually included therein after the Company provided the Investor a draft for review in a timely manner); (B) with respect to any superseded prospectus, shall not inure to the benefit of any such Person from whom the Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any other Indemnified Person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, and the Indemnified Person was promptly advised in writing not to use the outdated, defective or incorrect prospectus prior to the use giving rise to a Violation; and (C) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 8. In connection with an Underwritten Offering requested pursuant to Section 2(f) in which the Investor participates, the Company shall indemnify each participating underwriter to substantially the same extent as provided above with respect to the indemnification of the Investor.

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(b)
In connection with the Initial Registration Statement, any New Registration Statement or any prospectus, the Investor agrees to indemnify, hold harmless and defend, the Company, each of its directors, each of its officers who signed the Initial Registration Statement or signs any New Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with information about the Investor furnished in writing by the Investor to the Company and reviewed and approved in writing by the Investor or such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, any New Registration Statement, any prospectus or any such amendment thereof or supplement thereto. In no event shall the liability of the Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by the Investor in connection with any claim relating to this Section 6 and the amount of any damages the Investor has otherwise been required to pay by reason of such untrue statement or omission) received by the Investor upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by any Investor pursuant to Section 8. In connection with an Underwritten Offering requested pursuant to Section 2(f) in which the Investor participates, the Investor shall indemnify each participating underwriter to substantially the same extent as provided above with respect to the indemnification of the Company.

(c)
Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be, and upon such notice, the indemnifying party shall not be liable to the Indemnified Person or the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Person or the Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Person or Indemnified Party (together with all other Indemnified Persons and Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the Indemnified Party or Indemnified Person in respect to or arising out of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing or malfeasance by or on behalf of, the Indemnified Party or Indemnified Person. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

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(d)
The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. Any Person receiving a payment pursuant to this Section 6 which person is later determined to not be entitled to such payment shall return such payment (including reimbursement of expenses) to the person making it.

(e)
The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.
Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (a) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (b) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 7 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by such seller from the sale of such Registrable Securities giving rise to such contribution obligation.

8.
Assignment of Registration Rights. The Company shall not assign this Agreement or any rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the Investor; provided, however, that in any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company is a party and in which the Registrable Securities are converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investor in connection with such transaction unless such securities are otherwise freely tradable by the Investor after giving effect to such transaction, and the prior written consent of the Investor shall not be required for such transaction.

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The Investor may transfer or assign its rights hereunder, in whole or from time to time in part, only (a) by operation of law, (b) if such transferee is a Permitted Transferee (as defined in the Investor Rights Agreement) of not fewer than 1,500,000 Registrable Securities (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) or (c) if such transfer is not made in accordance with clauses (a) and (b), with express prior written consent of the Company, provided, in each case, that (i) the Investor complies with all laws applicable thereto, and the provisions of the Purchase Agreement and the Investor Rights Agreement, (ii) the Company is given written notice prior to any transfer or assignment, stating the name and address of each transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred and (iii) that any such transferee shall not be entitled to the rights provided in this Agreement unless each such transferee or assignee assumes in writing responsibility for its portion of the obligations of the Investor under this Agreement. Notwithstanding anything to the contrary contained in this Section 8, the Investor may elect to transfer all or a portion of its Registrable Securities to any third party without assigning its rights hereunder with respect thereto; provided, that in any such event all rights under this Agreement with respect to the Registrable Securities so transferred shall cease and terminate.

The provisions of this Agreement shall be binding upon and inure to the benefit of the Investor and its successors and permitted assigns.

9.
Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may be amended, modified or supplemented, or waived only by a written instrument executed by (a) the Company and (b) the Investor.

10.
Miscellaneous.

(a)
Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

If to the Company, addressed as follows:

Anteris Technologies Global Corp.
860 Blue Gentian Road, Suite 340
Eagan, Minnesota 55121
Attention: General Counsel
Email: generalcounsel@anteristech.com

with a copy to (which shall not constitute notice):

Sidley Austin LLP	Sidley Austin LLP
One South Dearborn	555 California Street, Suite 2000
Chicago, Illinois 60603	San Francisco, California 94104
Attention: Beth E. Berg	Attention: Carlton Fleming
Email: bberg@sidley.com	Email: cfleming@sidley.com

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If to the Investor, addressed as follows:

c/o Medtronic, Inc.
Medtronic Operational Headquarters
710 Medtronic Parkway
Minneapolis, Minnesota 55432-5604
Attention: Chris Eso; Peter Shimabukuro
Email:  chris.e.eso@medtronic.com; peter.t.shimabukuro@medtronic.com with a copy to (which shall not constitute notice):

Fredrikson & Byron, P.A.
60 South Sixth Street; Suite 1500
Minneapolis, Minnesota 55402
Attention: Christopher Melsha, Andrew Nick
Email: cmelsha@fredlaw.com; anick@fredlaw.com

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

(b)
Consent to Electronic Notice. The Investor consents to the delivery of any stockholder notice pursuant to Section 232 of the Delaware General Corporation Law, as amended or superseded from time to time, at the e-mail address set forth in Section 10(a), as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

(c)
Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

(d)
Governing Law. The provisions of Section 8.5 of the Purchase Agreement are incorporated by reference herein mutatis mutandis.

(e)
Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f)
Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

16

(g)
Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(h)
Contract Interpretation. This Agreement is the joint product of the Investor and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(i)
No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby.

(j)
Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

(k)
Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, stockholder, general or limited partner or member of the Investor or of any affiliates or assignees thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, stockholder, general or limited partner or member of the Investor or of any affiliates or assignees thereof, as such for any obligation of the Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(l)
Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Investor shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

17

(m)
Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of date first written above.

COMPANY:

ANTERIS TECHNOLOGIES GLOBAL CORP.

By:
Wayne Paterson
Vice Chairman and Chief Executive Officer

Registration Rights Agreement

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of date first written above.

INVESTOR:

COVIDIEN GROUP S.À.R.L.

By:
Name:	Salvador Sens
Title:	General Manager

Registration Rights Agreement

EXHIBIT A

PLAN OF DISTRIBUTION

The selling stockholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	distributions to members, partners, stockholders or other equityholders of the selling stockholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. A selling stockholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholder to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling stockholder shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

EXHIBIT B

Investor Questionnaire

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

	(a)	Full Legal Name of Investor

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

	(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.	Address for Notices to Investor:

Telephone:

E-Mail:

Contact Person:

3.	Broker-Dealer Status:

	(a)	Are you a broker-dealer?

Yes ☐ No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐ No ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐ No ☐

(d)
If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	Beneficial Ownership of Securities of the Company Owned by the Investor.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Investor:

5.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name:
Title:

PLEASE EMAIL A .PDF COPY OF THE COMPLETED AND EXECUTED QUESTIONNAIRE TO: [●]

EXHIBIT B

Form of Investor Rights Agreement

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is dated as of January 22, 2026, by and between Anteris Technologies Global Corp., a Delaware corporation (the “Company”), and Covidien Group S.à r.l., a Luxembourg company (the “Investor”).

WHEREAS, the Company and the Investor entered into a Stock Purchase Agreement, dated as of January 20, 2026 (the “Purchase Agreement”), pursuant to which, upon the terms and subject to the conditions of the Purchase Agreement, the Company agreed to issue to the Investor, and the Investor agreed to purchase, shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to the Purchase Agreement; and

WHEREAS, in connection with and pursuant to the Purchase Agreement, the Company and the Investor wish to set forth certain terms and conditions regarding the Investor’s ownership of the Shares and to establish certain rights, restrictions and obligations of the Company and the Investor with respect to the Shares and other matters.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.           Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Acquisition Proposal” has the meaning set forth in Section 8(a)(i).

“Activist Stockholder” means, as of any date of determination, a Person (other than the Investor, the Company and their respective Affiliates (and, in the case of the Investor, the Investor’s Permitted Transferees)) that has, directly or indirectly, whether individually or as a member of a group, within the three (3)-year period immediately preceding such date of determination (a) called or publicly sought to call a meeting of the stockholders or other equityholders of any Person not publicly approved (at the time of the first such action) by the board of directors or similar governing body of such Person, (b) publicly initiated any proposal for action by stockholders or other equityholders of any Person initially publicly opposed by the board of directors or similar governing body of such Person, (c) publicly sought election to, or to place a director or representative on, the board of directors or similar governing body of a Person, or publicly sought the removal of a director or other representative from such board of directors or similar governing body, in each case, which election or removal was not recommended or approved publicly (at the time such election or removal was first sought) by the board of directors or (d) publicly disclosed any intention, plan or arrangement to do any of the foregoing.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person; provided that, for purposes of this Agreement, neither the Investor nor the Board Observer shall be deemed to be an Affiliate of the Company, and neither the Company nor any of its directors or subsidiaries shall be deemed to be an Affiliate of the Investor or the Board Observer.

“Agreement” has the meaning set forth in the recitals.

“ASX” means the ASX Limited (ABN 98 008 624 691) or the financial market operated by it known as the “Australian Securities Exchange”, as the context requires.

“Beneficially Own,” “Beneficial Owner” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).

“Board” or “Board of Directors” means the board of directors of the Company.

“Board Observer” has the meaning set forth in Section 7(a).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or Australia or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“CDI” means a CHESS Depositary Interest, being a financial product quoted on the ASX which represents a unit of beneficial ownership in an equity security of a company.

“Clayton Act” has the meaning set forth in Section 7(f).

“Closing Date” has the meaning ascribed to such term in the Purchase Agreement.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Competing Proposal” has the meaning set forth in Section 8(c).

“Competitor” means any Person that is engaged in the business of structural heart therapeutics.

“Confidentiality Agreement” has the meaning set forth in Section 8(e).

“Corporations Act” means the Corporations Act 2001 (Cth).

“Derivative Instruments” means any and all derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of any Equity Securities of the Company increases, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (a) such derivative security conveys any voting rights in any Equity Security, (b) such derivative security is required to be, or is capable of being, settled through delivery of any Equity Security or (c) other transactions hedge the value of such derivative security.

“Election Notice” has the meaning set forth in Section 2(b).

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“Equity Securities” means any and all (a) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (b) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of a corporation, and securities convertible into or exchangeable for any equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), and (c) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, rights, options or other interests are authorized or otherwise existing on any date of determination and includes CDIs over Common Stock.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Fully Diluted Basis” means all outstanding Common Stock assuming the exercise of all outstanding stock, warrants, rights, calls, options or other securities exchangeable or exercisable for, or convertible into, Common Stock without regard to any restrictions or conditions with respect to the exercisability thereof.

“Fundamental Change Event” has the meaning set forth in Section 4(b).

“Investor” has the meaning set forth in the preamble.

“Minimum Ownership Threshold” has the meaning set forth in Section 2(a).

“Negotiation Right Period” has the meaning set forth in Section 8.

“Observer Termination Date” has the meaning set forth in Section 7(f).

“Participation Notice” has the meaning set forth in Section 2(b).

“Percentage Interest” means, with respect to the Investor, the percentage of Voting Power, determined on the basis of the number of Voting Stock on a Fully Diluted Basis that is Beneficially Owned by the Investor.

“Permitted Transfer” has the meaning set forth in Section 3(d).

“Permitted Transferee” has the meaning set forth in Section 3(e).

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Principal Trading Market” means the national securities exchange or other trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Closing Date, shall be the Nasdaq Global Market.

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“Proposing Person” has the meaning set forth in Section 8(b).

“Public Offering” has the meaning ascribed to such term in the Purchase Agreement.

“Purchase Agreement” has the meaning set forth in the recitals.

“Qualifying Issuance” has the meaning set forth in Section 2(a).

“Restricted Period” has the meaning set forth in Section 3(a).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of January 22, 2026, between the Company and the Investor.

“Representatives” has the meaning set forth in Section 8(a)(ii).

“Shares” has the meaning set forth in the recitals.

“Standstill Period” has the meaning set forth in Section 4(a).

“Trading Day” means any weekday on which the Principal Trading Market is normally open for trading.

“Transfer” means (a) any direct or indirect sale, lease, assignment, encumbrance, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any sale, lease, assignment, encumbrance, disposition or other transfer (by operation of law or otherwise), of any Equity Security or (b) to enter into any Derivative Instrument, swap or any other contract, agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Equity Security, whether any such Derivative Instrument, swap, contract, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise or (c) any conversion or “transmutation” of Equity Securities to CDIs (or vice versa).

“Voting Power” shall mean the number of votes entitled to then be cast by the Voting Stock of the Company at any election of directors of the Company; provided that, for the purpose of determining Voting Power, each share of preferred stock of the Company, if any, shall be deemed to be entitled to the number of votes equal to the number of shares of Common Stock into which such share of preferred stock could then be converted.

“Voting Stock” shall mean shares of Common Stock and any other securities of the Company having the ordinary power to vote in the election of members of the Board of Directors and any securities convertible, exchangeable for or otherwise exercisable to acquire voting securities, including CDIs over Common Stock.

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2.           Participation Rights.

(a)         So long as the Investor Beneficially Owns at least 75% of the Shares issued to the Investor on the Closing Date (the “Minimum Ownership Threshold”), this Section 2 shall apply with respect to any issuance by the Company of any Equity Securities that are issued after the date hereof (any such issuance, other than those described in clauses (i) through (viii) below, a “Qualifying Issuance”), except for (i) issuances of any shares of Common Stock or options or rights to purchase such shares or other form of equity-based or equity-related awards (including restricted stock units) to employees (or prospective employees who have accepted an offer of employment), directors or consultants, or pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries or of any employee agreements or arrangements or programs in effect as of the Closing Date, or thereafter adopted by the Board of Directors; (ii) issuances of securities pursuant to any merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction or any other direct or indirect acquisition by the Company, whereby the Company’s securities comprise, in whole or in part, the consideration paid by the Company in such transaction, which transaction has been approved by the Board of Directors; (iii) issuances of shares of Common Stock upon conversion or exercise of any preferred stock, option or Derivative Instrument, in each case, outstanding as of the Closing Date or, if issued after the Closing Date, were either exempt from the Investor rights under this Section 2(a) or were offered to the Investor in accordance with this Section 2; (iv) by reason of a dividend, stock split or other distribution of Common Stock; (v) issuances of any Equity Securities with respect to which the Investor waives in writing the rights of the Investor pursuant to this Section 2; (vi) issuances of Equity Securities from time to time under an “at-the-market”, equity line of credit or similar offering of securities that is registered with the SEC; (vii) any other public offering or private placement of Equity Securities that results in gross proceeds to the Company of less than $10.0 million; or (viii) the Public Offering.

(b)       If the Company at any time, or from time to time, proposes to effect a Qualifying Issuance at any time when the Investor satisfies the Minimum Ownership Threshold, the Company shall give prompt written notice to the Investor (but in no event later than seven (7) days prior to such issuance, which notice shall set forth the number and type of the Equity Securities anticipated to be issued, the expected issuance date, the offerees or purchasers, the price per Equity Security and all of the other material terms and conditions of such issuance (to the extent known as of such date), which shall be deemed updated by delivery of the final documentation for such Qualifying Issuance to the Investor (the “Participation Notice”). The Investor may, by written notice to the Company (an “Election Notice”) delivered no later than five (5) days after receipt of the Participation Notice, notify the Company of the Investor’s desire to purchase from the Company, for the same price and on the same terms as the Equity Securities are proposed to be offered or sold to others, in the aggregate up to the amount of Equity Securities required to enable the Investor to maintain its Percentage Interest determined immediately prior to the Qualifying Issuance. If an Election Notice is delivered to the Company in accordance with this Section 2(b), the Company will consider in its absolute discretion whether to permit the Investor to acquire any of the Equity Securities that are the subject of the Election Notice; provided, however, that this does not give the Investor any entitlement to acquire any such Equity Securities and any decision to issue such Equity Securities to the Investor is subject to obtaining any required approval of the stockholders of the Company pursuant to the rules or listing standards of Nasdaq, the ASX or any other securities exchange on which the Common Stock is listed. The Investor acknowledges and agrees that:

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(i)         any notice provided under this Section 2(b) (and any other information concerning a Qualifying Issuance) may constitute “inside information” for the purposes of Division 3 of Part 7.10 of the Corporations Act and may not be disclosed to any Person other than to employees, officers and outside legal counsel and financial advisors of the Investor on a confidential basis; and

(ii)         it will comply with its obligations under Division 3 of Part 7.10 of the Corporations Act, it being understood and agreed that such compliance will not prevent the Investor from purchasing any Equity Securities issued by the Company in response to a Participation Notice.

(c)         If the Investor does not issue an Election Notice in connection with any Qualifying Issuance, then the Investor’s rights under this Section 2 shall terminate with respect to such Qualifying Issuance, and the Investor shall have no further rights under this Section 2 with respect to purchasing any Equity Securities of the Company in such Qualifying Issuance.

3.           Transfer Restrictions.

(a)       Other than Permitted Transfers, the Investor shall not Transfer any Shares during the period commencing on the Closing Date and continuing until the date that is sixteen (16) months following the Closing Date (such period, the “Restricted Period”).

(b)         Following the expiration of the Restricted Period and until the third anniversary of the Closing Date, the Investor may at any time Transfer any Shares, provided such Transfer:

(i)          is effected in accordance with all applicable laws and the other terms and conditions of this Agreement;

(ii)      is made pursuant to a registered offering or in accordance with an exemption from registration under applicable securities law;

(iii)        without the prior written consent of the Company, is not to any Activist Stockholder or Competitor, in each case, other than in a Transfer effected solely through one or more open market transactions; and

(iv)      on any given Trading Day, is not in an amount of Shares greater than 5.0% of the average daily trading volume of the Common Stock for the 30-Trading Day period immediately preceding the date of such Transfer.

(c)       During the Restricted Period, the Company may impose stop-transfer instructions and may stamp each certificate representing the Shares with an appropriate legend to enforce the provisions of Section 3(a), provided that the Company agrees to take any and all actions required to remove such stop-transfer instructions or stamp promptly upon the expiration of the Restricted Period.

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(d)          “Permitted Transfer” means, in each case so long as such Transfer is in accordance with applicable law:

(i)          a Transfer of Shares to any Affiliate of the Investor, so long as such transferee, to the extent it has not already done so, executes and delivers to the Company in advance of such Transfer a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such transferee agrees to be bound by the terms of this Agreement;

(ii)         a Transfer of Shares in connection with any transaction approved by the Board of Directors or in connection with a tender offer into which a majority of the stockholders of the Company other than the Investor and its Affiliates have tendered their shares of Common Stock;

(iii)        a Transfer of Shares to the Company; or

(iv)       a Transfer of Shares following a voluntary filing by the Company of a petition for relief under the United States Bankruptcy Code.

(e)          “Permitted Transferee” means, any transferee that receives Shares pursuant to Sections 3(d)(i) or (ii).

4.           Standstill.

(a)         From and after the Closing Date until the date that is sixteen (16) months following the Closing Date (the “Standstill Period”), without the prior written consent of the Board of Directors, neither the Investor nor any of its Affiliates shall (or assist, advise, act in concert or participate with or encourage others to), directly or indirectly:

(i)         acquire (or agree, offer, seek or propose to acquire, in each case, publicly or privately), by purchase, tender offer, exchange offer, agreement or business combination or in any other manner, any ownership, including, but not limited to, Beneficial Ownership, of any material assets or businesses or any securities of the Company or any direct or indirect subsidiary thereof, or any rights or options to acquire such ownership (including from any third party);

(ii)        publicly or privately (other than privately to the Board of Directors or the Chief Executive Officer of the Company) offer to enter into, or publicly or privately (other than privately to the Board of Directors) propose, any merger, business combination, recapitalization, restructuring or other extraordinary transaction with the Company or any direct or indirect subsidiary thereof;

(iii)        initiate any stockholder proposal or the convening of a stockholders’ meeting of or involving the Company or any direct or indirect subsidiary thereof;

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(iv)      solicit proxies (as such terms are defined in Rule 14a‑1 under the Exchange Act), whether or not such solicitation is exempt pursuant to Rule 14a‑2 under the Exchange Act, with respect to any matter from, or otherwise seek to influence, advise or direct the vote of, holders of any shares of capital stock of the Company or any securities convertible into or exchangeable or exercisable for (in each case, whether currently or upon the occurrence of any contingency) such capital stock, or make any communication exempted from the definition of solicitation by Rule 14a‑1(l)(2)(iv) under the Exchange Act;

(v)        otherwise seek or propose to influence, advise, change or control the management, the Board of Directors, governing instruments, affairs or policies of the Company or any direct or indirect subsidiary thereof, including by nominating, recommending for nomination or giving notice of any intent to nominate a person for election to the Board of Directors or seeking or proposing to remove any person from the Board of Directors, or demand an inspection of the Company’s books and records, provided that nothing in this Section 4(a)(v) shall limit any action of the Board Observer acting in his or her role of Board Observer;

(vi)        enter into any discussions, negotiations, agreements, arrangements or understandings with any other Person with respect to any matter described in the foregoing clauses (i) through (v) or form, join or participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) to vote, acquire or dispose of any securities of the Company or any of its subsidiaries;

(vii)      make any “books and records” demands against the Company or make application or demand to a court or other Person for an inspection, investigation or examination of the Company or its Affiliates (whether pursuant to Section 220 of the Delaware General Corporation Law or otherwise);

(viii)      request that the Company (or the Board of Directors) amend, waive, grant any consent under or otherwise not enforce any provision of this Section 4, or refer to any desire or intention, but for this Section 4, to do so or take any action challenging the validity or enforceability of this Section 4; or

(ix)       make any public disclosure, or take any action that could reasonably be expected to require the Investor or any of its Affiliates or the Company to make a public disclosure, with respect to any of the matters set forth in this Agreement.

(b)         Notwithstanding anything in this Section 4 to the contrary, the Investor may make requests (but only privately to the Company and not publicly) for amendments, waivers, consents under or agreements not to enforce this Section 4 and may make proposals or offers (but only privately to the Company and not publicly) regarding the transactions contemplated by this Section 4, in each case, at any time after a Fundamental Change Event. A “Fundamental Change Event” means the Company has after the date of this Agreement entered into a definitive written agreement providing for (i) any acquisition of a majority of the voting securities of the Company by any Person or group, (ii) any acquisition of a majority of the consolidated assets of the Company and its subsidiaries by any Person or group or (iii) any tender or exchange offer, merger or other business combination or any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction (provided that, in the case of any transaction covered by the foregoing clause (iii), immediately following such transaction, any Person (or the direct or indirect stockholders of such Person) will Beneficially Own a majority of the outstanding voting power of the Company or the surviving parent entity in such transaction). For purposes of this Section 4, the following will be deemed to be an acquisition of Beneficial Ownership of securities (in addition, not in lieu of, the methods described in the definition above): (1) establishing or increasing a call equivalent position, or liquidating or decreasing a put equivalent position, with respect to such securities within the meaning of Section 16 of the Exchange Act; or (2) entering into any swap or other arrangement that results in the acquisition of any of the economic consequences of ownership of such securities, whether such transaction is to be settled by delivery of such securities, in cash or otherwise.

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5.           Agreement to Vote Shares.

(a)        During the Standstill Period, at every stockholder meeting of the Company, and at every adjournment or postponement thereof, the Investor shall, and shall cause each of its Affiliates to, cause all shares of Common Stock Beneficially Owned by it as of the record date to be counted as present for purposes of establishing a quorum.

(b)         During the Standstill Period, at each stockholder meeting of the Company, and at every adjournment or postponement thereof, the Investor shall, and shall cause each of its Affiliates to, cause all shares of Common Stock Beneficially Owned by it as of the record date for such meeting to be voted in accordance with the recommendations of the Board of Directors with respect to all proposals submitted to the stockholders of the Company, in each case as the Board of Directors’ recommendation is set forth in the definitive proxy statement filed by the Company in respect of such stockholder meeting. In furtherance of the foregoing, the Investor shall deliver to the Company upon the Company’s written request, with respect to any shares of Common Stock Beneficially Owned by the Investor and its Affiliates, executed proxies naming the proxies appointed by the Company, so that the Company may vote such shares of Common Stock in the manner described in this Section 5(b).

6.         Collaboration. The Company and the Investor agree to engage in good faith discussions regarding potential collaboration opportunities with respect to manufacturing, co-development and co-commercialization of the Company’s products and such other matters as may be agreed to between the Company and the Investor from time to time. Notwithstanding anything to the contrary herein (a) such discussions shall be non-exclusive, and nothing in this Agreement shall restrict the Company or the Investor from pursuing, negotiating or entering into any similar or dissimilar collaboration, manufacturing, supply, development, commercialization or other commercial arrangements with any third party, (b) neither this Agreement nor any such discussions shall be deemed to create, and nothing herein shall be construed as creating, any obligation of exclusivity, any partnership, joint venture or agency relationship, or any binding commitment of any kind and (c) the parties agree to implement appropriate information sharing protocols, which may include a clean team, for the management of competitively sensitive information as part of any good faith discussions. No intellectual property rights, licenses (express or implied), technology rights, manufacturing rights, supply obligations, pricing commitments, minimum purchase requirements or other commercial obligations shall arise or be deemed granted by virtue of this Agreement or any discussions contemplated hereby, unless and until the parties enter into a separate definitive written agreement expressly addressing such matters and executed by both parties. Each party acknowledges and agrees that any collaboration, if any, shall be subject to customary internal approvals, competition law advice, any necessary regulatory approvals or structures and the negotiation and execution of mutually acceptable definitive documentation, and either party may discontinue discussions at any time for any reason or no reason without liability.

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7.           Board Observer; Information Rights.

(a)         From and after the Closing Date until the Observer Termination Date, the Investor shall have the right to designate one non-voting Board observer (the “Board Observer”).

(b)        The Board Observer (i) must be reasonably acceptable to the Board (as determined by a majority of the members of the Board) and (ii) shall enter into a customary confidentiality agreement reasonably acceptable to the Company. The Board Observer shall not have the right to vote on any matter presented to the Board or any committee thereof but, subject to the Board Observer’s compliance with the immediately preceding sentence, shall have the right to (A) receive the same materials distributed to members of the Board substantially at the same time such materials are distributed to members of the Board and (B) otherwise fully participate in meetings and discussions of the Board, except for the right to vote, as if he or she were a member of the Board; provided, however, that notwithstanding the foregoing, (x) the Board Observer shall not be entitled to receive any minutes related to any Board meeting that took place prior to the Closing Date and (y) the Company shall not be required to provide the Board Observer with any materials, and shall be entitled to exclude the Board Observer from any meeting or portion thereof, if, in the written advice of counsel reasonably describing the rationale for exclusion, access to such materials or attendance at such meeting (or portion thereof) would reasonably be expected to (I) adversely affect the attorney-client privilege between the Company and its counsel, (II) result in disclosure of trade secrets, (III) create or relate to any matter with respect to which there is any actual or potential conflict of interest between the Company or any of its Affiliates, on the one hand, and the Board Observer or the Investor, on the other hand, or (IV) violate applicable law or stock exchange regulation. The Board Observer shall not be entitled to receive from the Company or any of its Affiliates any compensation or reimbursement of expenses, costs or any fees in connection with the Board Observer’s attendance at meetings of the Board or otherwise.

(c)       The Board Observer shall, prior to the Board Observer’s designation, provide any and all information as shall be reasonably requested by the Board (including the completion of a customary directors’ and officers’ questionnaire). The Investor shall direct the Board Observer to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members generally (as if the Board Observer were a director), including the Company’s code of business conduct and ethics, securities trading policies, anti-hedging policies, Regulation FD-related policies, director confidentiality policies and corporate governance guidelines; provided that the Investor and the Company acknowledge and agree that no share ownership requirement shall apply to the Board Observer and the Board Observer shall not have or be deemed to have any fiduciary duties to the Company or its stockholders.

(d)        The Board Observer shall submit and direct all requests for information only to the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or the General Counsel of the Company and shall not, except with the prior written consent of the Company, contact any other employee of the Company or any of its Affiliates in their capacities as such.

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(e)         Nothing in this Agreement shall entitle the Investor or any of its Affiliates to access any facility of, or to obtain any information from, the Company or any of its Affiliates except as specifically provided in Section 2, this Section 7 or Section 8.

(f)         The Investor’s right to designate a Board Observer, and the rights of the Board Observer under this Section 7, shall terminate and be of no further force and effect upon the earlier of the date (such date, the “Observer Termination Date”) on which: (i) the Investor ceases to meet the Minimum Ownership Threshold; (ii)(A) the Company provides notice to the Investor that in the written advice of counsel no de minimis exemption under Section 8(a)(2) of the Clayton Antitrust Act of 1914 (the “Clayton Act”) is satisfied and (B) within 10 Business Days of receipt of such notice, the Investor has not provided notice to the Company that the Investor has made a good faith determination that a safe harbor with respect to Section 8 of the Clayton Act is applicable based on the written advice of counsel; (iii) the Investor breaches Section 4 of this Agreement; (iv) following the Standstill Period, the Investor takes any of the actions set forth in Section 4(a) of this Agreement; and (v) the Investor or the Board Observer materially breach any clean team agreement or any provision addressing competitively sensitive information of the Company in any confidentiality agreement with the Company.

8.          Right to Negotiate. The Company agrees to comply with the following requirements during the period beginning on the Closing Date and ending on the date of the U.S. Food and Drug Administration’s approval of the Company’s Class III medical device (so long as the Investor meets the Minimum Ownership Threshold and an event or occurrence described in clauses (iii) or (iv) of the definition of Observer Termination Date has not occurred) (the “Negotiation Right Period”):

(a)          Definitions. For purposes of this Section 8:

(i)          “Acquisition Proposal” means any bona fide proposal or offer, whether written or oral, from any Person or group (as defined in Section 13(d)(3) of the Exchange Act) providing for (A) any acquisition of a majority of the voting securities of the Company by any Person or group, (B) any acquisition of a majority of the consolidated assets of the Company and its subsidiaries by any Person or group or (C) any tender or exchange offer, merger or other business combination or any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction (provided that, in the case of any transaction covered by the foregoing clause (C), immediately following such transaction, any Person (or the direct or indirect stockholders of such Person) will Beneficially Own a majority of the outstanding voting power of the Company or the surviving parent entity in such transaction).

(ii)        “Representatives” shall mean, as to the Company, the Company’s directors, officers, investment bankers and legal counsel.

(b)        Notice of Acquisition Proposals. Subject to the provisions of Section 8(e), the Company shall promptly (and in any event within five (5) Business Days) notify the Investor in writing of the receipt by the Company or any of its Representatives of any Acquisition Proposal, which notice shall include the material terms and conditions thereof but need not identify the Person making such Acquisition Proposal (the “Proposing Person”). Any notice provided under this Section 8(b) (and any other information concerning any Acquisition Proposal) may constitute “inside information” for the purposes of Division 3 of Part 7.10 of the Corporations Act and may not be disclosed to any Person other than to employees, officers and outside legal counsel and financial advisors of the Investor on a confidential basis, and the Investor agrees that it will comply with its obligations under Division 3 of Part 7.10 of the Corporations Act.

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(c)        Access and Engagement; Good Faith Negotiation Right. Subject to Section 8(e), following delivery of any notice under Section 8(b), the Company shall, and shall cause its Representatives to: (i) within five (5) Business Days after the Investor has fully complied with Section 8(e), provide the Investor and its representatives with all information provided by the Company to the Proposing Person prior to the Company’s receipt of the applicable Acquisition Proposal; and (ii) for a period of ten (10) Business Days following the provision of such information, continue to provide to the Investor information that the Company provides to the Proposing Person (to the extent reasonably practicable, substantially at the same time as such information is provided to the Proposing Person) and negotiate in good faith with the Investor to enable the Investor to deliver to the Company a written offer that the Investor in good faith believes is reasonably expected to be at least as favorable to the Company’s stockholders, from a financial point of view and taking into account all terms and conditions (including certainty and timing of closing), as the applicable Acquisition Proposal (a “Competing Proposal”).

(d)       No Binding Obligation to Accept Investor Proposal. Nothing in this Section 8 requires the Board of Directors to approve, authorize or recommend any proposal by the Investor or prohibits the Board of Directors from taking or failing to take any action that the Board of Directors determines in good faith (after consultation with outside counsel) is required to comply with its fiduciary duties under applicable law; provided that the Company shall not enter into any definitive agreement with respect to any Acquisition Proposal at any time during the Negotiation Right Period (or within five Business Days after the expiration of the Negotiation Right Period, but only if the Investor has indicated in writing to the Company during the Negotiation Right Period that the Investor intends to deliver a Competing Proposal), unless the Company has complied with its obligations under this Section 8. If at any time after the date of this Agreement the Investor fails to meet the Minimum Ownership Threshold, the Company shall have no obligations under this Section 8.

(e)        Confidentiality; Standstills. As a condition to receiving a notice under Section 8(b) or information or access under Section 8(c), the Investor shall promptly, but in any event within two Business Days after receiving any notice pursuant to Section 8(b), (i) provide written notice to the Company of the Investor’s desire to provide a written Acquisition Proposal to the Company and (ii) enter into a confidentiality agreement with the Company on terms no less favorable to the Company than those contained in the confidentiality agreement between the Company and the Proposing Person (or, if none, enter into a confidentiality agreement with the Company on terms no less favorable to the Company than the confidentiality agreement, dated as of June 25, 2024 (the “Confidentiality Agreement”), between the Company and the Investor), and the Company may withhold competitively sensitive information pending the execution of customary “clean team” or joinder arrangements. The Company and the Investor agree that the duration of the Confidentiality Agreement shall be deemed to be extended, without any further action by the parties, and the terms of the Confidentiality Agreement shall apply to any information provided by the Company to the Investor under Section 8(b), unless or until the Company and the Investor enter into a subsequent or superseding confidentiality agreement pursuant to the foregoing provisions of this Section 8(e). The Company shall waive, to the extent necessary to give full effect to this Section 8, the provisions of Section 4 of this Agreement and any other standstill or similar contractual restriction then applicable to the Investor solely to permit the Investor to make and negotiate proposals to the Company pursuant to this Section 8.

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9.           Miscellaneous Provisions.

(a)         Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

If to the Company, addressed as follows:

Anteris Technologies Global Corp.
860 Blue Gentian Road, Suite 340
Eagan, Minnesota 55121
Attention: General Counsel
Email: generalcounsel@anteristech.com

with a copy to (which shall not constitute notice):

Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 Attention: Beth E. Berg Email: bberg@sidley.com	Sidley Austin LLP 555 California Street, Suite 2000 San Francisco, California 94104 Attention: Carlton Fleming Email: cfleming@sidley.com

If to the Investor, addressed as follows:

c/o Medtronic, Inc.
Medtronic Operational Headquarters
710 Medtronic Parkway
Minneapolis, Minnesota 55432-5604
Attention: Chris Eso; Peter Shimabukuro
Email: chris.e.eso@medtronic.com; peter.t.shimabukuro@medtronic.com with a copy to (which shall not constitute notice):

Fredrikson & Byron, P.A.
60 South Sixth Street
Suite 1500
Minneapolis, Minnesota 55402
Attention: Christopher Melsha; Andrew Nick
Email: cmelsha@fredlaw.com; anick@fredlaw.com

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Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

(b)        Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

(c)          Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(i)        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction.

(ii)         The Company and the Investor hereby irrevocably and unconditionally:

(A)          submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware);

(B)         consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(C)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 9(a) or at such other address of which the other party shall have been notified pursuant thereto;

(D)        agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (A) are not available despite the intentions of the parties hereto;

(E)         agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

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(F)          agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(G)         irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

(d)        Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

(e)       Assignment. Except as otherwise provided in Section 3(d)(i), neither of the parties may assign its rights or obligations under this Agreement (other than by operation of law) or designate another Person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of the Investor, and (y) the Investor, in the case of the Company; provided that (A) the Company may assign its rights or obligations under this Agreement in connection with the sale or other disposition of all or substantially all of the Company’s assets and (B) the Investor may assign its rights and obligations under this Agreement in connection with any Permitted Transfer under Section 3(d)(i). Except as otherwise provided in Section 3(d)(i), in the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

(f)          Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other Beneficial Owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third-party beneficiary with respect to this Agreement or the transactions contemplated hereby.

(g)         Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(h)        Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

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(i)          Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Investor. The Company, on the one hand, and the Investor, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by the Investor or the Company, respectively, with any term or provision of this Agreement or any condition hereto to be performed, complied with or satisfied by the Investor or the Company, respectively.

(j)        Contract Interpretation. This Agreement is the joint product of the Investor and the Company and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against either party hereto. For purposes of this Agreement, the word “or” is not exclusive.

(k)         Specific Performance. Each party hereto hereby acknowledges and agrees that irreparable harm would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by such party. It is accordingly agreed that the parties hereto shall be entitled to equitable relief hereunder, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity, and any party sued for breach of this Agreement expressly waives any defense that a remedy in damages would be adequate. Each party hereto irrevocably agrees to waive any bonding requirement under any applicable law, in the case the other party seeks to enforce the terms hereof by way of equitable relief and consents to service of process by a reputable overnight mail delivery service, signature requested, at such party’s address as set forth in Section 9(a) or as otherwise provided by applicable law.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

ANTERIS TECHNOLOGIES GLOBAL CORP.

By:
Wayne Paterson
Vice Chairman and Chief Executive Officer

Investor Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

COVIDIEN GROUP S.À.R.L.

By:
Name:	Salvador Sens
Title:	General Manager

Investor Rights Agreement

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2026

Anteris Technologies Global Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-42437	99-1407174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Toowong Tower, Level 3, Suite 302 9 Sherwood Road Toowong, QLD Australia	4066
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +61 7 3152 3200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.
Regulation FD Disclosure.

On January 22, 2026, Anteris Technologies Global Corp. (the “Company”) and Medtronic plc (“Medtronic”) issued a joint press release announcing a strategic investment from Medtronic plc (through a wholly owned subsidiary) in the Company, pursuant to a stock purchase agreement, dated January 20, 2026, by and between the Company and a wholly owned subsidiary of Medtronic. A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, unless such subsequent filing specifically references this Current Report on Form 8-K.

Item 9.01.
Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated January 22, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anteris Technologies Global Corp.

Date: January 22, 2026

	By:	/s/ Wayne Paterson
	Name:	Wayne Paterson
	Title:	Vice Chairman and Chief Executive Officer

Exhibit 99.1

Anteris Announces Strategic Investment from Medtronic to Continue Advancing TAVR in $320 Million Aggregate Capital Raises

Thursday, 22 Jan 2026 09:18:14 -0400 | Globe Newswire

MINNEAPOLIS and BRISBANE, Australia, Jan 22, 2026 (GLOBE NEWSWIRE) -- Anteris Technologies Global Corp. (Anteris or the Company) (NASDAQ: AVR, ASX: AVR) a global structural heart company committed to designing, developing, and commercializing cutting-edge medical devices to restore healthy heart function, announced today it has completed a $90 million strategic investment from Medtronic, plc (Galway, Ireland) (NASDAQ: MDT) (Medtronic), the world’s largest medical technology company. The investment closed immediately following Anteris’ underwritten offering of common stock, for a combined $320 million in gross proceeds, which supports execution of the global pivotal PARADIGM trial and advances the Company toward global commercialization of the DurAVR® Transcatheter Heart Valve (THV).

Anteris and Medtronic are aligned around the belief that reshaping the Transcatheter Aortic Valve Replacement (TAVR) market requires advancing clinical science and valve design while maintaining rigorous standards for durability, hemodynamics, and long‑term patient outcomes.

“This strategic investment, along with our underwritten offering of common stock, represent an important milestone for our company. It also provides strong validation of our program from the capital markets and a major strategic innovator,” said Wayne Paterson, Anteris Vice Chairman and CEO. “The investment is one aspect of a collaboration that may expand into other strategic areas in the future. Anteris has developed a clinically important, evidence-supported product designed to improve the lives of patients with aortic stenosis as we advance toward regulatory approval.”

“The Board is excited to welcome Medtronic to its stockholder community,” said John Seaberg, Chairman of the Anteris Board. “This investment aligns two organizations in their commitment to advancing valve science in a way that is disciplined and focused on long‑term patient benefit.”

“Medtronic is a pioneer in TAVR innovation and evidence,” said Jorie Soskin, Vice President and General Manager of the Structural Heart business in Medtronic’s Cardiovascular portfolio. “Our investment in differentiated innovation like the DurAVR® THV technology — which has the potential to offer improved valve performance in a balloon-expandable platform — is core to our commitment to define and drive the future of TAVR, meeting the needs of more aortic stenosis patients and heart teams with a comprehensive portfolio.”

The Medtronic investment and the underwritten public offering of common stock position Anteris to continue to execute the global PARADIGM Trial and to continue investing in research that can transform the treatment of aortic stenosis. Wells Fargo Securities acted as sole placement agent in connection with the Medtronic investment.

About the PARADIGM Trial

The PARADIGM Trial is a prospective randomized controlled trial (RCT) which will evaluate the safety and effectiveness of the DurAVR® THV compared to commercially available transcatheter aortic valve replacements (TAVRs).

This head-to-head study will enroll approximately 1000 patients in the ‘All Comers Randomized Cohort’ with 1:1 randomization of patients who will receive either the DurAVR® THV or TAVR using commercially available and approved THVs. The PARADIGM Trial will assess non-inferiority on a primary composite endpoint of all-cause mortality, all stroke and cardiovascular hospitalization at one year post procedure.

The PARADIGM Trial has commenced recruitment with the first patients enrolled and implanted during the fourth quarter of 2025.

For further information, please refer to ClinicalTrials.gov (ClinicaTrials.gov ID NCT07194265). The planned expansion across other geographies includes additional cohorts.

About Anteris

Anteris Technologies Global Corp. (NASDAQ: AVR, ASX: AVR)) is a global structural heart company committed to designing, developing, and commercializing cutting-edge medical devices to restore healthy heart function. Founded in Australia, with a significant presence in Minneapolis, USA, Anteris is a science-driven company with an experienced team of multidisciplinary professionals delivering restorative solutions to structural heart disease patients.

Anteris’ lead product, the DurAVR® Transcatheter Heart Valve (THV), was designed in partnership with the world’s leading interventional cardiologists and cardiac surgeons to treat aortic stenosis – a potentially life-threatening condition resulting from the narrowing of the aortic valve. The balloon-expandable DurAVR® THV is the first biomimetic valve, which is shaped to mimic the performance of a healthy human aortic valve and aims to replicate normal aortic blood flow. DurAVR® THV is made using a single piece of molded ADAPT® tissue, Anteris’ patented anti-calcification tissue technology. ADAPT® tissue, which is FDA-cleared, has been used clinically for over 10 years and distributed for use in over 55,000 patients worldwide. The DurAVR® THV System is comprised of the DurAVR® valve, the ADAPT® tissue, and the balloon-expandable ComASUR® Delivery System.

Forward-Looking Statements

This announcement contains forward-looking statements, including statements in the quotations contained herein and regarding the use of proceeds from the Private Placement and the underwritten public offering, future collaboration between the company, the PARADIGM Trial, the potential for approval of DurAVR® THV and its ability to improve the lives of patients with aortic stenosis, and the testing of the DurAVR® THV technology. Forward-looking statements include all statements that are not historical facts. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “target,” “aim,” “strategy,” “plan,” “guidance,” “outlook,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described under “Risk Factors” in Anteris’ Annual Report on Form 10-K for the fiscal period ended December 31, 2024 and Quarterly Report on Form 10-Q for the period ended September 30, 2025, each of which was filed with the SEC and ASX. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law, Anteris does not assume any obligation to update any of these forward-looking statements to conform these statements to actual results or revised expectations.

For more information:

Investor Relations	Investor Relations (US)
investor@anteristech.com	mchatterjee@bplifescience.com
Debbie Ormsby	Malini Chatterjee, Ph.D.
Anteris Technologies Global Corp.	Blueprint Life Science Group
+61 1300 550 310 | +61 7 3152 3200	+1 917 330 4269

Website	www.anteristech.com
X	@AnterisTech
LinkedIn	https://www.linkedin.com/company/anteristech